Filed pursuant to Rule 424(b)(5)
Registration No. 333-167263

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 19, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 15, 2010)

$75,000,000

Common Stock

We are offering $75,000,000 in aggregate public offering price of our common stock, $1.00 par value per share. Our common stock is listed on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The last reported sale price of our common stock on July 15, 2010 was $6.92 per share.

You should read both this prospectus supplement and the accompanying prospectus, as well as any documents incorporated by reference in this prospectus supplement and/or the accompanying prospectus, before you make your investment decision.

Investing in our common stock involves risks. You should carefully consider the risks described under “Risk Factors” beginning on page S-14 of this prospectus supplement and the information provided under “Risk Factors” on page 3 of the accompanying prospectus before making any decision to invest in our common stock.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriters a 30-day option to purchase up to an additional $11,250,000 in aggregate public offering price of our common stock on the same terms and conditions as set forth below to cover over-allotments, if any.

None of the Securities and Exchange Commission (the “SEC”), the Virginia Bureau of Financial Institutions, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of common stock offered by this prospectus supplement are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver shares of common stock in book-entry form only, through the facilities of The Depository Trust Company against payment on or about                     , 2010.

SANDLER O’NEILL + PARTNERS, L.P.

STIFEL NICOLAUS WEISEL

The date of this prospectus supplement is                     , 2010

VIRGINIA COMMERCE BANCORP, INC.

Branch & Department Locations

Maryland
Leesburg 21
10 Ashburn
Dulles 14
Reston 26
7
15
495
267
28
50
27
24
Vienna
Tysons Corner
McLean
Washington, DC
28 30
Oakton
17
8
7
12 Chantilly
Falls Church
9
Arlington
13 29
66
16
Fairfax City
50
6
11
Centreville
3
Annandale
29
1
2
29
22
Manassas
495
395
Alexandria
4
23
Springfield
5
Newington
25
95
28
234
Lake Ridge
20
Woodbridge
Maryland
15
Dumfries
95
Fredericksburg
17
3
19
18

Alexandria

1 5140 Duke Street
Alexandria, VA 22304

2 506 King Street
Alexandria, VA 22314

3 2401 Mt. Vernon Avenue
Alexandria, VA 22301

4 1414 Prince Street
Alexandria, VA 22314

5 7901 Richmond Highway
Alexandria, VA 22306

Annandale

6 4230 John Marr Drive
Annandale, VA 22003

Arlington

7 Main Office/Executive Office
5350 Lee Highway
Arlington, VA 22207

8 6500 Williamsburg Boulevard
Arlington, VA 22213

9 2930 Wilson Boulevard
Arlington, VA 22201

Ashburn

10 21885 Ryan Center Way
Ashburn, VA 20147

Centreville

11 6375 Multiplex Drive
Centreville, VA 20121

Chantilly

12 13881-G Metrotech Drive
Chantilly, VA 20151

13 4221 Walney Road
Chantilly, VA 20151

Dulles

14 23510 Overland Drive
Sterling, VA 20166

Dumfries

15 17054 Jefferson Davis Highway
Dumfries, VA 22026

Fairfax City

16 4021 University Drive
Fairfax, VA 22030

Falls Church

17 7115 Leesburg Pike
Falls Church, VA 22043

Fredericksburg

18 10800-A Courthouse Road
Fredericksburg, VA 22408

19 1304 Central Park Boulevard
Fredericksburg, VA 22401

Lake Ridge

20 2030 Old Bridge Road
Lake Ridge, VA 22192

Leesburg

21 341 East Market Street
Leesburg, VA 20176

Manassas

22 10830 Balls Ford Road
Manassas, VA 20109

23 9161 Liberia Avenue
Manassas, VA 20110

McLean

24 1356 Chain Bridge Road
McLean, VA 22101

Newington

25 7830 Backlick Road
Springfield, VA 22150

Reston

26 11820 Spectrum Center
Reston, VA 20190

Tysons Corner

27 8251 Greensboro Drive
McLean, VA 22102

Vienna

28 374 Maple Avenue East
Vienna, VA 22180

Residential Mortgage Lending

29 4221 Walney Road
Chantilly, VA 20151

Wealth Management

30 374 Maple Avenue East
Vienna, VA 22180

Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information, and you should not rely on any information not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus. We, and the underwriters, are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any documents incorporated by reference herein is accurate only as of the date of each document regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or any related free writing prospectus, or any sale of the shares of our common stock. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the information incorporated by reference in them, you should rely on the information in the document with the latest date.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the terms of this specific offering of shares of our common stock. The second part is the accompanying prospectus, which provides general information about us and our securities, some of which may not apply to the shares of common stock that we are currently offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer shares of our common stock and other securities specified in the accompanying prospectus for an aggregate maximum offering amount of $150 million in one or more offerings.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” on page S-37 of this prospectus supplement before investing in our common stock.

This prospectus supplement does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so.

No action is being taken in any jurisdictions outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement in those jurisdictions. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus supplement.

Unless the context indicates otherwise, all references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer to Virginia Commerce Bancorp, Inc. and its subsidiaries, including Virginia Commerce Bank, on a consolidated basis. When we refer to “Virginia Commerce Bancorp, Inc.” or to the “holding company,” we are referring to the parent company on a stand-alone basis. We refer to Virginia Commerce Bank as “our bank” or “the bank.” Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement and the documents incorporated into it by reference. These forward-looking statements include statements of goals, intentions, and expectations as to future trends, plans, events or results of our operations and policies, including but not limited to our outlook on earnings, and statements regarding asset quality, projected growth, capital position, our plans regarding our nonperforming assets, business opportunities in our markets and general economic conditions. When we use words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “could,” “should,” and similar words or phrases, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance. These statements are based upon current and anticipated economic conditions, nationally and in our market, interest rates and interest rate policy, competitive factors, and other conditions which, by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results may differ materially from those that we anticipated in our forward-looking statements, and future results could differ materially from historical performance. You are cautioned against placing undue reliance on any such forward-looking statements. Our past results are not necessarily indicative of future performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may compress margins and adversely affect net interest income;

•	adverse effects may be caused by changes to credit quality;

•	competition from other financial services companies in our markets could adversely affect operations;

•

our concentrations of commercial, commercial real estate and construction loans, and loans to borrowers in the Washington, D.C. metropolitan area, may adversely affect our earnings and results of operations;

•	an economic slowdown could adversely affect credit quality and loan originations;

•	social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy; and

•

we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC, including our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ended March 31, 2010.

For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, please read the “Risk Factors” section beginning on page S-14 of this prospectus supplement.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary contains basic information about us and this offering. Because it is a summary, it does not contain all the information that you should consider before investing in our common stock. To understand this offering fully, you should carefully read this entire prospectus supplement, including the “Risk Factors” section beginning on page S-14, the accompanying prospectus and the information incorporated by reference herein and therein, including our consolidated financial statements and the accompanying notes included in our filings with the SEC. Unless otherwise indicated, all share information in this prospectus supplement assumes no exercise of the underwriters’ over-allotment option.

Our Company

Virginia Commerce Bancorp, Inc. is the registered bank holding company for Virginia Commerce Bank, a Virginia chartered commercial bank which is a member of the Federal Reserve System. We engage in a general commercial banking business through the bank, our sole direct operating subsidiary. Our customer base includes small-to-medium-sized businesses, including firms that have contracts with the United States government, associations, retailers, service and industrial businesses, professionals, business executives and consumers. Northern Virginia, the economic base of our service area, has experienced significant population and economic growth during the past decade. We participated in this growth through our commercial and retail banking activities.

The bank currently has 28 full service branch offices throughout Northern Virginia, a wealth management office in Vienna, Virginia, and a residential mortgage lending office in Chantilly, Virginia. Our primary service area consists of the Northern Virginia suburbs of Washington, D.C., including the counties of Arlington, Fairfax, Fauquier, Loudoun, Prince William, Spotsylvania and Stafford, and the cities of Alexandria, Fairfax, Falls Church, Fredericksburg, Manassas and Manassas Park. Our primary service area is oriented toward independently owned small-to-medium-sized businesses, light industry and firms specializing in government contracting.

The holding company has participated in the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) and accepted an investment of $71.0 million from the United States Department of the Treasury (the “Treasury”). On December 12, 2008, the holding company entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the holding company agreed to issue and sell, and the Treasury agreed to purchase, (i) 71,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), having a liquidation preference of $1,000 per share and (ii) a ten-year warrant to purchase up to 2,696,203 shares of our common stock, $1.00 par value, at an initial exercise price of $3.95 per share. The warrant was immediately exercisable upon its issuance and will expire on December 12, 2018.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” on page S-37 of this prospectus supplement.

Our Market Area

The Northern Virginia market, which is the economic base of our service area, consists of the counties of Arlington, Fairfax, Fauquier, Loudoun, Prince William, Spotsylvania and Stafford, and the cities of Alexandria, Fairfax, Falls Church, Fredericksburg, Manassas and Manassas Park, that are contiguous to Washington, D.C. The Northern Virginia banking market is highly attractive due to its population growth and demographics. We believe the area’s population is well educated and prosperous, with employment in professional, executive, administrative and managerial positions significantly exceeding national levels. The Northern Virginia market of approximately 2.5 million people as of July 1, 2009, experienced a population growth of 15.33% from 2000-2009, and had a median household income of approximately $85,459 as of June 30, 2009. This compares favorably to the United States population growth of 10.06% and a median household income of approximately $54,719 as of and for the same periods. Although the Washington, D.C. metropolitan area economy began feeling the impact of negative national economic forces in the latter part of 2008 and first quarter of 2009, we believe that positive signs of a local turnaround, albeit slow, are evident. The Northern Virginia market had an unemployment rate of 5.1% in May 2010, compared to the U.S. unemployment rate of 9.7% in May 2010.

At June 30, 2009, deposits in all banks which operate in the Northern Virginia market totaled $66.1 billion, which is up over 20% from approximately $54.7 billion in deposits at June 30, 2004, according to FDIC data as of January 25, 2010. Virginia Commerce Bank is 6th in deposit market share with only 3.3% of the market, which we believe provides us with a significant opportunity to grow.

Our Strategy

At Virginia Commerce Bank, we take time to understand our customers’ needs in order to deliver personalized financial solutions for their short-term goals and life-long dreams. Our “best of the best” bankers provide our customers with a high level of personal service while offering a full range of banking products and services. We believe that our emphasis on relationship banking and excellence in customer service will continue to enhance the value we provide to our customers and, in turn, increase our franchise value over the long-term.

Since its inception in 1988, our bank has been successful in organically expanding its franchise to 28 branch offices primarily in the Northern Virginia market. In 2008, as the housing crisis began to pull the nation into the worst recession in decades, our bank slowed its growth as nonperforming assets began to rise and capital levels became strained. At the beginning of 2009, our bank reduced growth further to preserve capital, expanded its credit administration department and began an aggressive problem asset resolution effort. As we continue to work aggressively to reduce our level of problem assets, our growth and development strategy includes a number of key elements:

•

Continue to improve asset quality. Our first priority is to continue to improve our asset quality. We have expanded our credit administration department to enhance our ability to reduce the level of nonperforming assets and delinquent loans. We added a team of seasoned bankers with significant collections and workout experience and hired consultants to aid in our effort of collecting loans, reducing delinquencies and restructuring troubled loans. Our nonperforming assets and loans 90+ days past due peaked at $162.1 million as of March 31, 2009, and have declined to $91.6 million as of June 30, 2010. Loans that were 30 to 89 days past due also peaked at $55.7 million as of March 31, 2009, and have declined to $10.3 million at June 30, 2010.

•

Re-engage growth engine. We have intentionally minimized our balance sheet growth over the last two years in order to maintain adequate regulatory capital ratios at the bank and at the holding company level. As we continue to improve our asset quality and following the completion of this offering, we intend to increase the rate of growth in loans and deposits. Virginia Commerce Bank is the largest independent community bank headquartered in Northern Virginia, which we believe uniquely positions us to attract borrowers in the Washington, D.C. metropolitan area. We believe that we provide superior service and local decision making, which allows us to effectively compete with the larger banks that are headquartered outside of our immediate market area. In addition, through our branch offices, we provide customers with a broader product offering and offer more convenience than the many small banks that operate in our primary market area. We believe our competitive position in the marketplace, combined with the high level of service that we provide to our customers, will allow us to grow our loan portfolio and our deposit base at attractive rates.

•

Expand C&I team with experienced bankers and potential “team lift-outs.” We have developed significant expertise in a number of lending areas, including lending to commercial businesses in the Washington, D.C. metropolitan area. Since 2009, we expanded our commercial and industrial (“C&I”) lending team with four additional loan officers, two of which are focused on government contract lending. Increased C&I lending is integral to our strategy to develop lower cost deposits as commercial lending typically results in relationships with greater levels of non-interest bearing deposits than other lending categories.

•

Continue to develop low cost deposits through relationship banking. We have become increasingly sophisticated in our efforts to attract and retain low cost deposit relationships. We employ a system of coordinated, high-touch calling efforts by our sales force to develop banking relationships with existing and prospective customers. We have eight business development officers (“BDOs”) who each lead a geographically-defined sales team comprised of commercial lenders, mortgage lenders and branch managers in their respective markets. The BDOs and lenders are also organized into teams focused on certain industry sectors, including: government contracting, medical practices, other professional practices, trade and professional associations, property managers and community associations, churches and title companies. In addition, our BDOs lead our bank’s six Boards of Advisors in our Northern Virginia markets to enhance our bank’s visibility in each community and provide market feedback and business leads. Incentive plans are integrated with strategic objectives to focus our efforts on increasing core deposits, with an emphasis on non-interest bearing commercial operating funds, while expanding our C&I loan portfolio. In addition, we strive to recognize opportunities to offer additional products and services to our customers in order to expand these relationships. These coordinated efforts have led to a reduced reliance on funding our balance sheet with certificates of deposit, while also taking market share from regional and money center banks. We also have experienced robust growth in our MEGA suite of interest checking, savings and money market accounts.

•

Maintain strong net interest margin. For the quarter ended June 30, 2010, we had a strong net interest margin of 3.89%, which compares favorably to our peer group. Our peer group consists of all publicly-traded banks and bank holding companies with total assets between $1.0 billion and $5.0 billion that are headquartered in Virginia, Maryland, Washington, D.C., Pennsylvania, Delaware, West Virginia and New Jersey. In our primary market area, we also compete against large banks that are headquartered in California, North Carolina, Georgia, New York, Pennsylvania and Canada. At June 30, 2009, these banks that are headquartered outside of our market area controlled over 52.4% of the deposits in our market area, according to FDIC data as of January 25, 2010. We believe that there is an opportunity to compete effectively against these larger banks and to grow low cost deposits, which is a key factor in maintaining an attractive net interest margin.

•

Enhance non-interest income sources. In an effort to grow and diversify our earnings base, we have focused on expanding business lines that contribute to non-interest income. The three main contributors to non-interest income have been fees and charges associated with deposit accounts, residential mortgage originations sold in the secondary market and wealth management services. As we develop new and expanded banking relationships, we will increase non-interest income from sources such as cash management services for our commercial depositors. We have also hired additional mortgage loan officers and support staff in order to increase the number of mortgages that we originate and sell in the secondary market to generate gain on sale income. We will continue to grow our sales force of financial consultants and enhance our asset management capabilities so that our consumer and commercial customers increasingly look to Virginia Commerce Bank for wealth management services. These professionals provide our customers advice relating to retirement planning, asset management services, mutual funds and fixed income investments. We have recently added two experienced wealth management advisors to our Wealth Management Team.

•

Maintain expense control and low efficiency ratio. We have always focused on expense control and our efficiency ratio. For the three months ended March 31, 2010, on an annualized basis, we had an efficiency ratio of 54.2% and a ratio of non-interest expense to average assets of 1.99%. For the same three months on an annualized basis, our peers, as described above, had a median efficiency ratio of 65.0% and a median ratio of non-interest expense to average assets of 2.82%. We expect to maintain the same discipline towards expense management as we have in the past. See footnote (3) beginning on page S-8 for an explanation of this non-GAAP financial measure.

•

Engage in de novo branching to “fill in” footprint and expand market share. We believe that the demographics and growth characteristics of the Northern Virginia market will provide significant opportunities for us to continue to grow our branch system and our deposit relationships within our existing branch footprint. Since 2000, we have opened, on a de novo basis, 18 branches and expect that we can continue to add branches in key markets within our existing footprint. While we expect that most of our branch expansion will continue to be organic, we will consider acquisitions of other institutions should attractive opportunities arise. In addition, we will consider growing our franchise through acquisitions of branches and deposits sold by other institutions.

•

Repurchase Series A Preferred Stock and Capital Purchase Program warrant when appropriate. On December 12, 2008, we issued $71.0 million of Series A Preferred Stock to the Treasury, together with a warrant to purchase up to 2,696,203 shares of our common stock. If this offering is completed, we intend to, at the appropriate time, seek to repurchase the Series A Preferred Stock and the related warrant. Such a repurchase must be approved by our bank regulators and the Treasury. See “Use of Proceeds.”

Our Strengths

We believe we are well positioned as the largest independent community bank headquartered in Northern Virginia to take advantage of opportunities in our market and continue to grow. Our strengths include high recognition in the communities we serve, an experienced management team and dedicated board of local business executives, a wide range of banking services with leadership in pricing and customer service, a seasoned group of local lenders and business development officers, and a solid expense control culture.

Our executive offices are located at 5350 Lee Highway, Arlington, Virginia 22207. Our telephone number is (703) 534-0700 and we maintain a corporate website at www.vcbonline.com. This reference to our website shall not be deemed to incorporate any information on the website into this prospectus supplement.

Recent Developments

On July 19, 2010, the holding company announced its results of operations and certain other financial information for the three and six months ended June 30, 2010. The following table presents selected financial data as of and for the three and six months ended June 30, 2010 and June 30, 2009. The financial data as of and for the three and six months ended June 30, 2009 have been derived from unaudited consolidated financial statements and consist of all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. Interim results are not necessarily indicative of year-end results.

	As of and For the Three Months ended June 30,		As of and For the Six Months ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Balance Sheet – Period End
Investment securities	$379,212	$309,090	$379,212	$309,090
Total loans, net	2,187,912	2,217,945	2,187,912	2,217,945
Allowance for loan losses	62,345	38,978	62,345	38,978
Other real estate owned, net	26,477	28,198	26,477	28,198
Intangibles	—	—	—	—
Total assets	2,826,807	2,699,494	2,826,807	2,699,494
Total deposits	2,314,086	2,191,473	2,314,086	2,191,473
Repurchase agreements and federal funds purchased	183,456	165,730	183,456	165,730
FHLB advances	25,000	25,000	25,000	25,000
Trust preferred securities	66,185	65,929	66,185	65,929
TARP preferred stock	64,719	63,267	64,719	63,267
Total common stockholders’ equity	159,331	172,013	159,331	172,013

Summary Results of Operations
Interest income	$37,161	$37,183	$73,888	$74,737
Interest expense	10,940	15,183	22,851	31,980
Net interest income	26,221	22,000	51,037	42,757
Provision for loan losses	4,200	18,423	8,438	31,813
Net interest income after provision for loan losses	22,021	3,577	42,599	10,944
Non-interest income (charges)	28	1,949	(283)	3,769
Non-interest expense	13,728	13,586	27,517	26,609
Income (loss) before taxes	8,321	(8,060)	14,799	(11,896)
Provision (benefit) for income tax	2,750	(2,876)	4,759	(4,303)
Net income (loss)	5,571	(5,184)	10,040	(7,593)
Effective dividend on preferred stock	1,251	1,251	2,502	2,038
Net income (loss) available to common stockholders	4,320	(6,435)	7,538	(9,631)

Per Common Share Data
Net income (loss) per common share, basic	$0.16	$(0.24)	$0.28	$(0.36)
Net income (loss) per common share, diluted	0.15	(0.24)	0.26	(0.36)
Book value per common share (1)	5.91	6.44	5.91	6.44
Average number of common shares outstanding:
Basic	26,945,284	26,691,430	26,939,603	26,693,074
Diluted	28,553,907	26,909,417	28,282,392	27,001,579

	As of and For the Three Months ended June 30,		As of and For the Six Months ended June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Growth and Significant Ratios
Percentage change in assets	0.85%	(2.65)%	3.72%	(0.60)%
Percentage change in loans, net	(0.69)	(1.16)	(1.00)	(2.43)
Percentage change in deposits	0.61	(2.14)	3.80	0.89
Percentage change in tangible common stockholders’ equity (2)	3.96%	(3.83)%	7.75%	(5.64)%
Return on average assets	0.79	(0.77)	0.72	(0.56)
Return on average equity	9.82	(8.36)	9.01	(6.11)
Net interest margin	3.89	3.35	3.84	3.25
Efficiency ratio, as adjusted (3)	50.28	56.73	52.19	57.19

Capital Ratios
Tangible common to tangible asset ratio (4)	5.86%	6.66%	5.86%	6.66%
Tier 1 leverage capital ratio	10.37	11.39	10.37	11.39
Tier 1 risk-based capital ratio	12.13	12.72	12.13	12.72
Total risk-based capital ratio	13.38	13.97	13.38	13.97

Asset Quality
Non-accrual loans	$64,598	$106,136	$64,598	$106,136
Loans 90+ days past due	544	5,232	544	5,232
Nonperforming loans	65,142	111,368	65,142	111,368
Other real estate owned, net	26,477	28,198	26,477	28,198
Nonperforming assets and past due loans	91,619	139,566	91,619	139,566
Troubled debt restructurings	96,976	31,787	96,976	31,787
Net charge-offs to average loans	0.19%	0.74%	0.49%	1.27%
Nonperforming assets & 90+ days past due to total assets (5)	3.24	5.17	3.24	5.17
Nonperforming assets & 90+ days past due loans to total loans (5)	4.06	6.18	4.06	6.18
Allowance for loan losses to total loans	2.77	1.72	2.77	1.72
Allowance for loan losses to nonperforming loans (6)	95.71	35.00	95.71	35.00

(1)	Sum of total equity less liquidation value of preferred shares divided by total common shares outstanding.
(2)	Tangible common stockholders’ equity is derived from amounts computed under accounting principles generally accepted in the United States (“GAAP”) but is a non-GAAP financial measure. We calculate tangible common stockholders’ equity by excluding the balance of intangible assets from common stockholders’ equity. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that this non-GAAP financial measure provides information that is important to investors and that is useful in understanding our capital position and ratios. However, this non-GAAP financial measure is supplemental and is not a substitute for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.
(3)

The efficiency ratio is a non-GAAP financial measure. The unadjusted method for computing the efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. The adjusted method we use for calculating the efficiency ratio is computed by dividing non-interest expense, less the provision for unfunded commitments, by the sum of net interest income on a tax equivalent basis and non-interest income before losses on other real estate owned. We believe that this measure provides investors with important information about our operating efficiency. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our operating efficiency. These non-GAAP financial measures are supplemental and are not a substitute for analyses based on GAAP measures. As other companies may use different calculations for these measures, these measures may not be comparable to other similarly titled measures reported by other companies.

(4)	Tangible common stockholders’ equity and tangible assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible common stockholders’ equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible assets by excluding the balance of intangible assets from total assets. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that this non-GAAP financial measure provides information that is important to investors and that is useful in understanding our capital position and ratios. However, this non-GAAP financial measure is supplemental and is not a substitute for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.
(5)	Does not include troubled debt restructurings.
(6)	Non-accrual loans and loans 90+ days past due. Does not include troubled debt restructurings.

The Offering

Issuer	Virginia Commerce Bancorp, Inc., a Virginia corporation

Common stock offered by us	$75,000,000 in aggregate public offering price ($86,250,000 in aggregate public offering price, if the underwriters exercise their over-allotment option in full)

Common stock to be outstanding after the offering	shares (1)

Net proceeds	We expect to receive net estimated proceeds from this offering of approximately $ million, after deducting the estimated underwriting discounts and commissions and our estimated expenses (or approximately $ million if the underwriters exercise their over-allotment option in full).

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include the future repurchase of all or a portion of the Series A Preferred Stock and the warrant issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program, when appropriate and subject to the approval of the Treasury and our bank regulators.

Exchange listing	“VCBI” on the Nasdaq Stock Market (Global Select)

Transfer agent	Registrar and Transfer Company

Risk Factors

Investing in our common stock involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-14 of this prospectus supplement and page 3 of the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock.

(1)	The number of shares outstanding after the offering is based on 26,949,173 shares of common stock outstanding, including unvested shares of restricted stock, as of June 30, 2010, and excludes shares issuable pursuant to the exercise of the underwriters’ over-allotment option. It also excludes (i) the 2,696,203 shares that we have previously reserved for issuance pursuant to the warrant we issued in connection with the Purchase Agreement we entered into with the Treasury, (ii) the 1,500,000 shares that we have previously reserved for issuance pursuant to the warrants we issued in connection with our issuance of trust preferred securities to our directors and certain of our executive officers in September, 2008, (iii) the 340,517 shares that we have previously reserved for issuance pursuant to our employee stock purchase plan, (iv) the 1,490,665 shares that we have previously reserved for issuance pursuant to our 2010 equity plan and (v) the 1,793,085 shares that we have previously reserved for issuance pursuant to the vested and unvested options outstanding to purchase stock under our stock option plan, in each instance as of June 30, 2010.

Summary Historical Financial Data

Our summary consolidated financial data presented below as of and for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 are derived from our audited consolidated financial statements. The summary consolidated financial data presented below as of and for the three months ended March 31, 2010 and March 31, 2009 are derived from our unaudited consolidated financial statements and consist of all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation thereof. Interim results are not necessarily indicative of year-end results. The following summary consolidated financial data should be read in conjunction with our consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC and incorporated herein by reference.

	As of and For the Three Months ended March 31,		As of and For the Year ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Dollars in thousands, except per share amounts)
Balance Sheet – Period End
Investment securities	$334,160	$339,720	$348,585	$325,743	$320,109	$229,672	$169,279
Total loans, net	2,203,156	2,243,960	2,210,064	2,273,086	1,924,741	1,629,827	1,270,255
Allowance for loan losses	62,407	37,494	65,152	36,475	22,260	18,101	13,821
Other real estate owned, net	26,269	12,455	28,499	7,569	—	—	—
Intangibles	—	—	—	—	—	—	—
Total assets	2,803,004	2,772,888	2,725,297	2,715,922	2,339,697	1,949,082	1,518,425
Total deposits	2,299,989	2,239,365	2,229,327	2,172,142	1,869,165	1,605,941	1,243,506
Repurchase agreements and federal funds purchased	179,073	184,224	176,729	187,959	222,534	148,871	111,794
FHLB advances	25,000	25,000	25,000	25,000	25,000	—	—
Trust preferred securities	66,121	65,865	66,057	65,800	41,244	44,344	44,344
TARP preferred stock	64,356	62,904	63,993	62,541	—	—	—
Total common stockholders’ equity	153,259	178,868	147,868	182,287	169,143	139,851	111,818

Summary Results of Operations
Interest income	$36,727	$37,554	$150,633	$160,468	$154,138	$125,292	$86,478
Interest expense	11,911	16,797	59,229	77,430	78,981	56,487	29,811
Net interest income	24,816	20,757	91,404	83,038	75,157	68,805	56,667
Provision for loan losses	4,238	13,390	81,913	25,378	4,340	4,406	3,772
Net interest income after provision for loan losses	20,578	7,367	9,491	57,660	70,817	64,399	52,895
Non-interest income (charges)	(311)	1,820	(4,352)	6,431	7,883	7,323	6,676
Non-interest expense	13,789	13,023	56,868	44,776	39,694	34,289	29,466
Income (loss) before taxes	6,478	(3,836)	(51,729)	19,315	39,006	37,433	30,105
Provision (benefit) for income tax	2,009	(1,427)	(18,404)	6,231	13,219	12,925	10,438
Net income (loss)	4,469	(2,409)	(33,325)	13,084	25,787	24,508	19,667
Effective dividend on preferred stock	1,250	787	4,539	258	—	—	—
Net income (loss) available to common stockholders	3,219	(3,196)	(37,864)	12,826	25,787	24,508	19,667

Per Common Share Data (1)
Net income (loss) per common share, basic	$0.12	$(0.12)	$(1.42)	$0.48	$0.98	$0.95	$0.77
Net income (loss) per common share, diluted	0.11	(0.12)	(1.42)	0.47	0.95	0.89	0.72
Book value per common share (2)	5.69	6.70	5.53	6.86	6.40	5.36	4.39
Average number of common shares outstanding:
Basic	26,933,923	26,688,143	26,692,570	26,555,484	26,323,242	25,960,838	25,429,399
Diluted	28,010,878	26,688,143	26,692,570	27,249,839	27,379,204	27,449,754	27,205,294

	As of and For the Three Months ended March 31,		As of and For the Year ended December 31,
	2010	2009	2009	2008	2007	2006	2005
	(Dollars in thousands, except per share amounts)

Growth and Significant Ratios
Percentage change in assets	2.85%	2.10%	0.35%	16.08%	20.04%	28.36%	33.27%
Percentage change in loans, net	(0.31)	(1.28)	(2.77)	18.10	18.09	28.31	37.21
Percentage change in deposits	3.17	3.09	2.63	16.21	16.39	29.15	28.07
Percentage change in tangible common stockholders’ equity (3)	3.65	(1.88)	(18.88)	7.77	20.95	25.07	22.44
Return on average assets	0.65	(0.35)	(1.22)	0.51	1.21	1.40	1.45
Return on average equity	8.16	(3.86)	(13.89)	7.18	16.75	19.51	19.44
Net interest margin	3.79	3.15	3.45	3.30	3.65	4.07	4.30
Efficiency ratio, as adjusted (4)	54.23	57.68	55.57	50.05	47.80	45.04	46.52

Capital Ratios
Tangible common to tangible asset ratio (5)	5.70%	6.74%	5.68%	7.02%	7.23%	7.18%	7.36%
Tier 1 leverage capital ratio	10.34	11.31	10.29	11.76	9.09	9.61	10.09
Tier 1 risk-based capital ratio	11.91	12.95	11.48	13.07	9.90	10.53	10.97
Total risk-based capital ratio	13.16	14.35	12.73	14.44	10.96	11.57	12.42

Asset Quality
Non-accrual loans	$82,232	$125,814	$65,809	$111,234	$3,826	$3,920	$1,994
Loans 90+ days past due	318	23,790	3,826	6,118	579	—	7
Nonperforming loans	82,550	149,604	69,635	117,352	4,405	3,920	2,001
Other real estate owned	26,269	12,455	28,499	7,569	—	—	—
Nonperforming assets and past due loans	108,819	162,059	98,134	124,921	4,405	3,920	2,001
Troubled debt restructurings	80,993	—	71,885	—	—	—	—
Net charge-offs to average loans	0.31%	0.53%	2.34%	0.51%	0.01%	0.01%	0.03%
Nonperforming assets & 90+ days past due to total assets (6)	3.88	5.84	3.60	4.60	0.19	0.20	0.13
Nonperforming assets & 90+ days past due loans to total loans (6)	4.79	7.09	4.31	5.40	0.23	0.24	0.15
Allowance for loan losses to total loans	2.75	1.64	2.86	1.58	1.14	1.10	1.07
Allowance for loan losses to nonperforming loans (7)	75.60	25.06	93.56	31.08	505.33	461.76	693.1

(1)	Adjusted for all years presented giving retroactive effect to a five-for-four stock split in the form of a 25% stock dividend in 2005, a three-for-two stock split in the form of a 50% stock dividend in 2006, and a 10% stock dividend in 2007 and 2008.
(2)	Sum of total equity less liquidation value of preferred shares divided by total common shares outstanding.
(3)	Tangible common stockholders’ equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common stockholders’ equity by excluding the balance of intangible assets from common stockholders’ equity. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that this non-GAAP financial measure provides information that is important to investors and that is useful in understanding our capital position and ratios. However, this non-GAAP financial measure is supplemental and is not a substitute for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.
(4)	The efficiency ratio is a non-GAAP financial measure. The unadjusted method for computing the efficiency ratio is calculated by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income. The adjusted method we use for calculating the efficiency ratio is computed by dividing non-interest expense, less the provision for unfunded commitments, by the sum of net interest income on a tax equivalent basis and non-interest income before losses on other real estate owned. We believe that this measure provides investors with important information about our operating efficiency. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our operating efficiency. These non-GAAP financial measures are supplemental and are not a substitute for analyses based on GAAP measures. As other companies may use different calculations for these measures, these measures may not be comparable to other similarly titled measures reported by other companies.
(5)

Tangible common stockholders’ equity and tangible assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible common stockholders’ equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible assets by excluding the balance of intangible assets from total assets. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that this non-GAAP financial measure provides information that is important to investors and that is useful in understanding our capital position and ratios. However, this non-GAAP financial measure is supplemental and is not a substitute for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.

(6)	Does not include troubled debt restructurings.
(7)	Non-accrual loans and loans 90+ days past due. Does not include troubled debt restructurings.

RISK FACTORS

Investing in our common stock involves risk. In deciding whether to invest in our common stock you should carefully consider the risk factors set forth below, which should be read together with the risk factors and other disclosures in our annual report on Form 10-K for the year ended December 31, 2009, our quarterly report on Form 10-Q for the quarter ended March 31, 2010 and the accompanying prospectus. The risks and uncertainties described below and in these other documents are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Factors That May Affect Our Business

The current economic environment poses significant challenges for us and could adversely affect our financial condition and results of operations.

We currently are operating in a challenging and uncertain economic environment, both nationally and in the local markets that we serve. Financial institutions continue to be affected by sharp declines in the value of financial instruments and real estate values, and while we are taking steps to reduce our market and credit risk exposure, we nonetheless are affected by these issues in view of our retaining a securities portfolio, and portfolios of multi-family loans, commercial real estate (“CRE”) loans, acquisition, development and construction (“ADC”) loans, and C&I loans. Continued declines in the value of our investment securities could result in our recording additional losses on the other-than-temporary impairment (“OTTI”) of securities, which would reduce our earnings and, therefore, our capital. Continued declines in real estate values and home sales, and an increase in the financial stress on borrowers stemming from an uncertain economic environment, including rising unemployment, could have an adverse effect on our borrowers or their customers, which could adversely impact the repayment of the loans we have made. The overall deterioration in economic conditions also could subject us, and the financial services industry, to increased regulatory scrutiny. In addition, a prolonged recession, or further deterioration in local economic conditions, could result in an increase in loan delinquencies, an increase in problem assets and foreclosures, and a decline in the value of the collateral for our loans, which could reduce our customers’ borrowing power. Furthermore, a prolonged recession or further deterioration in local economic conditions could drive the level of loan losses beyond the level we have provided for in our allowance for loan losses, which could necessitate an increase in our provision for loans losses, which, in turn, would reduce our earnings and capital. Additionally, the demand for our products and services could be reduced, which would adversely impact our liquidity and the level of revenues we generate.

Our concentration of real estate related loans in our market area could result in higher than normal risk of loan defaults and losses.

We have a substantial amount of loans secured by real estate in the Northern Virginia/Washington, D.C. metropolitan area, and substantially all of our loans are to borrowers in that area. We also have a significant amount of ADC loans. At December 31, 2009, 89.1% of our total loans were secured by real estate, primarily commercial real estate. Of these loans, $428.3 million, or 18.8% of total loans, were ADC loans. An additional 10.4% of total loans were C&I loans which are not secured by real estate. At June 30, 2010, 89.9% of our total loans were secured by real estate, primarily commercial real estate. Of these loans, $378.9 million, or 16.8% of total loans, were ADC loans. An additional 9.7% of total loans were C&I loans which are not secured by real estate. These loans have a higher risk of default than other types of loans, such as well underwritten conforming single family residential mortgage loans. In addition, the repayments of these loans often depend on the successful operation of a business or the sale or development of the underlying property, and as a result, are more likely to be adversely affected by adverse conditions in the real estate market or the economy in general. These concentrations expose us to the risk that adverse developments in the real estate market, or in the general economic conditions in the Northern Virginia/Washington, D.C. metropolitan area, could increase the levels of nonperforming loans and charge-offs, and reduce loan demand. In that event, we would likely experience lower earnings or losses. Additionally, if, for any reason, economic conditions in our market area deteriorate, or there is significant volatility or weakness in the economy or any significant sector of the area’s economy, our ability to develop our business relationships may be diminished, the quality and collectibility of our loans may be adversely affected, the value of collateral may decline and loan demand may be reduced. Additionally, under guidance from the banking agencies, we may be required to maintain higher levels of capital than we would otherwise be expected to maintain, and to employ greater risk management efforts, as a result of our real estate concentrations.

CRE loans and ADC loans also generally have larger balances than single family mortgage loans and other consumer loans. Because our loan portfolio contains a significant number of CRE loans and ADC loans with relatively large balances, the deterioration of one or a few of these loans may cause a significant increase in nonperforming loans. An increase in nonperforming loans could result in a loss of earnings from these loans, an increase in our provision for loan losses, or an increase in loan charge-offs, which could have an adverse impact on our results of operations and financial condition.

Our nonperforming assets, when combined with troubled debt restructurings and other impaired loans that are performing, show a significant increase over the past 12 months. Further increases will have an adverse effect on our earnings.

Our nonperforming assets (which consist of nonaccrual loans and other real estate owned (“OREO”)) and our troubled debt restructurings and other impaired loans, which are currently performing, totaled $302.9 million at June 30, 2010, which is an increase of $70.3 million, or 30.2%, over the $232.6 million in nonperforming assets, troubled debt restructurings and other impaired loans at June 30, 2009. Our nonperforming assets, troubled debt restructurings and other impaired loans adversely affect our net income in various ways. We do not record interest income on nonaccrual loans or OREO. We must establish an allowance for loan losses that reserves for losses inherent in the loan portfolio that are both probable and reasonably estimable through current period provisions for loan losses. From time to time, we also write down the value of properties in our OREO portfolio to reflect changing market values. Additionally, there are legal fees associated with the resolution of problem assets as well as carrying costs such as taxes, insurance and maintenance related to OREO. Further, while troubled debt restructurings return to non-impaired status in the next fiscal year if they are performing for at least six months, in the event that payments on troubled debt restructurings are not made on a current basis, the troubled debt restructurings become nonaccrual loans. If any of our current or future troubled debt restructurings become nonperforming, we will not record interest income on such loans and, as a result, our earnings will be adversely affected. The resolution of nonperforming assets, troubled debt restructurings and other impaired loans requires the active involvement of management, which can distract management from its overall supervision of operations and other income producing activities. Finally, if our estimate of the allowance for loan losses is inadequate, we will have to increase the allowance for loan losses accordingly, which will have an adverse effect on our earnings.

Our financial condition and results of operations would be adversely affected if our allowance for loan losses is not sufficient to absorb actual losses or if we are required to increase our allowance for loan losses.

Experience in the banking industry indicates that a portion of our loans will become delinquent, that some of our loans may only be partially repaid or may never be repaid and that we may experience other losses for reasons beyond our control. Further, despite our underwriting criteria and historical experience, we may be particularly susceptible to losses due to: (1) the geographic concentration of our loans, (2) the concentration of higher risk loans, such as CRE and ADC loans, and (3) the relative lack of seasoning of certain of our loans.

While our level of nonperforming assets has decreased since June 30, 2009, we are currently experiencing elevated levels of troubled debt restructurings and other impaired loans that are performing. The combined levels are significantly in excess of our historical levels and are concentrated in ADC, CRE and C&I loans. As a result, our provision and allowance for loan losses, as well as our level of charge-offs, have significantly increased over prior years. For the year ended December 31, 2009, our provision for loan losses was $81.9 million compared to $25.4 million in 2008, with total net charge-offs in 2009 of $53.2 million versus $11.2 million for the year ended December 31, 2008. Our provision for loan losses was $8.4 million for the six months ended June 30, 2010, compared to $31.8 million in the same period in 2009, with net charge-offs of $11.2 million in the first six months of 2010 versus $29.3 million for the six months ended June 30, 2009. As a result of these provisions, the total allowance for loan losses increased $23.3 million, or 59.7%, from $39.0 million at June 30, 2009 to $62.3 million at June 30, 2010. As a percent of total loans, the allowance has increased from 1.72% as of June 30, 2009 to 2.77% as of June 30, 2010. Although we believe that our allowance for loan losses is maintained at a level adequate to absorb any inherent losses in our loan portfolio, these estimates of loan losses are necessarily subjective and their accuracy depends on the outcome of future events. If we need to make significant and unanticipated increases in our loss allowance in the future, our results of operations and financial condition would be materially adversely affected at that time.

While we strive to carefully monitor credit quality and to identify loans that may become nonperforming, at any time there are loans included in the portfolio that will result in losses, but that have not been identified as nonperforming or potential problem loans. We cannot be sure that we will be able to identify deteriorating loans before they become nonperforming assets, or that we will be able to limit losses on those loans that are identified. Furthermore, bank regulators may require us to make a provision for loan losses or otherwise recognize further loan charge-offs following their periodic review of our loan portfolio, our underwriting procedures and our allowance for loan losses. As a result, future additions to the allowance may be necessary, which could adversely affect our results of operations.

Changes in interest rates and other factors beyond our control could have an adverse impact on our earnings.

Our operating income and net income depend to a great extent on our net interest margin, which is the difference between the interest yields we receive on loans, securities and other interest-earning assets and the interest rates we pay on interest-bearing deposits and other liabilities. The net interest margin is affected by changes in market interest rates, because different types of assets and liabilities may react differently, and at different times, to market interest rate changes. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. Similarly, when interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income. These rates are highly sensitive to many factors beyond our control, including competition, general economic conditions and monetary and fiscal policies of various governmental and regulatory agencies, including the Federal Reserve Board.

We attempt to manage our risk from changes in market interest rates by adjusting the rates, maturity, repricing, and balances of the different types of interest-earning assets and interest-bearing liabilities, but interest rate risk management techniques are not exact. As a result, a rapid increase or decrease in interest rates could have an adverse effect on our net interest margin and results of operations. The results of our interest rate sensitivity simulation models depend upon a number of assumptions which may prove to be not accurate. There can be no assurance that we will be able to successfully manage our interest rate risk. Increases in market rates and adverse changes in the local residential real estate market, the general economy or consumer confidence would likely have a significant adverse impact on our non-interest income, as a result of reduced demand for residential mortgage loans that we make on a pre-sold basis.

Adverse changes in the real estate market in our market area could also have an adverse affect on our cost of funds and net interest margin, as we have a large amount of non-interest bearing demand deposits related to real estate sales and development. While we expect that we would be able to replace the liquidity provided by these deposits, the replacement funds would likely be more costly, which would negatively impact our earnings. Additionally, changes in applicable law, if enacted, including those that would permit banks to pay interest on checking and demand deposit accounts established by businesses, could have a significant negative effect on our net interest income, net income, net interest margin, and our return on assets and return on equity.

Lack of seasoning of our loan portfolio could increase the risk of credit defaults in the future.

Due to the rapid growth of our bank preceding the recession, a large portion of the loans in our loan portfolio and of our lending relationships are of relatively recent origin. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process referred to as “seasoning.” As a result, a portfolio of older loans will usually behave more predictably than a newer portfolio. Because a large portion of our loan portfolio is relatively new, the current level of delinquencies and defaults may not be representative of the level that will prevail when the portfolio becomes more seasoned, which may be higher than current levels. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which would adversely affect our results of operations and financial condition.

We may not be able to maintain our historical growth rate, which may adversely impact our results of operations and financial condition.

From 2000 to June 30, 2010, our compounded annual growth rate has been 23.8%. We may not be able to sustain our historical rate of growth, or grow at all. Various factors, such as economic conditions, regulatory considerations and competition, may impede our rate of growth and our ability to expand, or may make future growth or expansion less profitable or more expensive. If we experience a significant decrease in our rate of growth as compared to our historic rate of growth, our income, or our rate of income growth, may decline, our capacity to absorb any additional losses resulting from, or loan loss provisions related to, declining loan quality may be diminished, and we may not be able to maintain or reduce our expense levels and efficiency ratio, which would adversely affect our results of operations and financial condition.

Real estate market volatility and future changes in our disposition strategies could result in net proceeds that differ significantly from our OREO fair value appraisals.

At June 30, 2010, our OREO portfolio totaled $26.5 million. Our OREO portfolio consists of properties that we obtained through foreclosure or through an in-substance foreclosure in satisfaction of loans. Properties in our OREO portfolio are recorded at the lower of the recorded investment in the loans for which the properties previously served as collateral or the “fair value,” which represents the estimated sales price of the properties on the date acquired less estimated selling costs. Generally, in determining fair value an orderly disposition of the property is assumed, except where a different disposition strategy is expected. Significant judgment is required in estimating the fair value of OREO property, and the period of time within which such estimates can be considered current is significantly shortened during periods of market volatility, as we have experienced since 2008.

In response to market conditions and other economic factors, we may utilize alternative sale strategies other than orderly disposition as part of our OREO disposition strategy, such as immediate liquidation sales. In this event, as a result of the significant judgments required in estimating fair value and the variables involved in different methods of disposition, the net proceeds realized from such sales transactions could differ significantly from appraisals, comparable sales, and other estimates used to determine the fair value of our OREO properties.

Changes in the fair value or ratings downgrades of our securities may reduce our stockholders’ equity, net earnings or regulatory capital ratios.

At June 30, 2010, $336.0 million of our securities were classified as available-for-sale. The estimated fair value of our available-for-sale securities portfolio may increase or decrease depending on market conditions. Our securities portfolio is comprised primarily of fixed rate securities. We increase or decrease stockholders’ equity by the amount of the change in the unrealized gain or loss (difference between the estimated fair value and the amortized cost) of our available-for-sale securities portfolio, net of the related tax benefit, under the category of accumulated other comprehensive income/loss. Therefore, a decline in the estimated fair value of this portfolio will result in a decline in reported stockholders’ equity, as well as book value per common share and tangible book value per common share. This decrease will occur even though the securities are not sold. In the case of debt securities, if these securities are never sold, the decrease may be recovered over the life of the securities.

We conduct a periodic review and evaluation of the securities portfolio to determine if the decline in the fair value of any security below its cost basis is other-than-temporary. Factors that we consider in our analysis include, but are not limited to, the severity and duration of the decline in fair value of the security, the financial condition and near-term prospects of the issuer, whether the decline appears to be related to issuer conditions or general market or industry conditions, our intent and ability to retain the security for a period of time sufficient to allow for any anticipated recovery in fair value and the likelihood of any near-term fair value recovery. We generally view changes in fair value caused by changes in interest rates as temporary, which is consistent with our experience. If we deem such decline to be other-than-temporary related to credit losses, the security is written down to a new cost basis and the resulting loss is charged to earnings as a component of non-interest income.

We have, in the past, recorded OTTI charges. We continue to monitor our securities portfolio as part of our ongoing OTTI evaluation process. No assurance can be given that we will not need to recognize additional OTTI charges related to securities in the future.

The capital that we are required to hold for regulatory purposes is impacted by, among other things, the securities ratings. Therefore, ratings downgrades on our securities may have a material adverse effect on our risk-based regulatory capital.

Turmoil in the financial markets may make it more difficult for the bank to meet its liquidity needs.

During 2008 and 2009, financial markets experienced unprecedented pressure associated with the declining value of residential real estate, and deleveraging by investors in mortgage related securities. The turmoil in the financial markets has also caused many depositors to seek safety in government securities, resulting in liquidity challenges for all banks. Our bank has responded to these challenges by promoting participation in the Certificate of Deposit Account Registry Service program and by participating in the increased deposit insurance programs provided by the FDIC. However, should turmoil in the markets continue, the bank may be forced to pay higher interest rates to obtain deposits and meet the needs of its depositors and borrowers, resulting in reduced net interest income. If conditions worsen significantly, it is possible that financial institutions such as our bank may be unable to meet the needs of their depositors and borrowers, which could result in the bank being placed into receivership.

Loss of key employees may disrupt relationships with certain customers.

Our business is primarily relationship-driven in that many of our key employees have extensive customer relationships. Loss of a key employee with such customer relationships may lead to the loss of business if the customers were to follow that employee to a competitor. While we believe our relationships with our key employees are good, we cannot guarantee that all of our key personnel will remain with our organization. Loss of such key personnel, should they enter into employment relationships with our competitors, could result in the loss of some of our customers.

If we lose members of our senior management team, we may not be able to manage our operations and achieve our strategic objectives successfully.

Our future success depends to a considerable degree upon the availability, contributions, vision, skills, experience and effort of our senior management team. We currently have no employment agreements with members of our senior management team, other than an oral change-in-control agreement with our chief executive officer, which is limited while we participate in the Treasury’s Capital Purchase Program. Although we do not have any reason to believe that we may lose the services of any of these persons in the foreseeable future, the loss of the services of any of our senior management team might impede our operations or the achievement of our strategic and financial objectives. The loss or interruption of the service of members of our senior management team could harm our business, financial condition and results of operations and could significantly reduce our ability to manage our operations and implement our business strategy successfully.

We may not be able to successfully manage continued growth.

We intend to seek further growth in the level of our assets and deposits and, to a limited extent, the number of our branches. In the future, we may seek further branch expansion, both within our existing footprint and to expand our footprint in Northern Virginia. We cannot be certain as to our ability to manage increased levels of assets and liabilities, and an expanded branch system, without increased expenses and higher levels of nonperforming assets. We may be required to make additional investments in equipment and personnel to manage higher asset levels and loan balances and a larger branch network, which may adversely impact earnings, shareholder returns and our efficiency ratio. Increases in operating expenses or nonperforming assets may have an adverse impact on the value of our common stock.

Our continued growth depends on our ability to meet minimum regulatory capital levels. Growth and shareholder returns may be adversely affected if sources of capital are not available to help us meet those minimum levels.

Since we became the holding company for the bank, we have sought to maximize shareholder returns by leveraging our capital. If earnings do not meet our current estimates, if we incur unanticipated losses or expenses, or if we grow faster than expected, we may need to obtain additional capital sooner than expected, through borrowing, additional issuances of debt or equity securities, or otherwise. We may be unable to raise additional capital, if and when needed, on terms acceptable to us, or at all. If we do not have continued access to sufficient capital, we may be required to reduce our level of assets or reduce our rate of growth in order to maintain regulatory compliance. Under those circumstances net income and the rate of growth of net income may be adversely affected. Additional issuances of equity securities could have a dilutive effect on existing shareholders.

There is no assurance that we will be able to successfully compete with others for business.

The Northern Virginia/Washington, D.C. metropolitan area in which we operate is considered highly attractive from an economic and demographic viewpoint, and is a highly competitive banking market. We compete for loans, deposits, and investment dollars with numerous regional and national banks, online divisions of out-of-market banks, and other community banking institutions, as well as other kinds of financial institutions and enterprises, such as securities firms, insurance companies, savings associations, credit unions, mortgage brokers, and private lenders. Many competitors have substantially greater resources than we do, and operate under less stringent regulatory environments. The differences in resources and regulations may make it harder for us to compete profitably, reduce the rates that we can earn on loans and investments, increase the rates we must offer on deposits and other funds, and adversely affect our overall financial condition and earnings.

System failures, interruptions or breaches of security could adversely impact our business operations and financial condition.

Communications and information systems are essential to the conduct of our business, as we use such systems to manage our customer relationships, general ledger, deposits and loans. While we have established policies and procedures to prevent or limit the impact of systems failures, interruptions and security breaches, there can be no assurance that such events will not occur or that they will be adequately addressed if they do. In addition, any compromise of our security systems could deter customers from using our website and our online banking service, both of which involve the transmission of confidential information. Although we rely on commonly used security and processing systems to provide the security and authentication necessary to effect the secure transmission of data, these precautions may not protect our systems from compromises or breaches of security, which would adversely affect our results of operations and financial condition.

In addition, we outsource certain of our data processing to certain third-party providers. If our third-party providers encounter difficulties, or if we have difficulty in communicating with them, our ability to adequately process and account for customer transactions could be affected, and our business operations could be adversely impacted. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any systems failure, interruption or breach of security could damage our reputation and result in a loss of customers and business, could subject us to additional regulatory scrutiny or could expose us to civil litigation and possible financial liability. Any of these occurrences could have a material adverse effect on our financial condition and results of operations.

We may not be able to respond to rapidly changing technology or meet the needs of our customers.

The provision of financial products and services has become increasingly technology-driven. Our ability to meet the needs of our customers competitively, and in a cost-efficient manner, is dependent on our ability to keep pace with technological advances and to invest in new technology as it becomes available. Many of our competitors have greater resources to invest in technology than we do and may be better equipped to market new technology-driven products and services. The ability to keep pace with technological change is important, and the failure to do so on our part could have a material adverse impact on our business and therefore on our financial condition and results of operations.

We are subject to heightened regulatory scrutiny with respect to bank secrecy and anti-money laundering statutes and regulations.

In recent years, regulators have intensified their focus on the USA PATRIOT Act’s anti-money laundering and Bank Secrecy Act compliance requirements. There is also increased scrutiny of our compliance with the rules enforced by the Office of Foreign Assets Control. In order to comply with regulations, guidelines and examination procedures in this area, we have been required to revise policies and procedures and install new systems. We cannot be certain that the policies, procedures and systems we have in place are flawless. Therefore, there is no assurance that in every instance we are in full compliance with these requirements. Our inability to comply with these requirements may adversely affect our financial condition and results of operations.

We are subject to environmental liability risk associated with lending activities.

A significant portion of our loan portfolio is secured by real property. During the ordinary course of business, we may foreclose on and take title to properties securing certain loans. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase our exposure to environmental liability. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations.

Our business may be adversely impacted by acts of war or terrorism.

Acts of war or terrorism could have a significant adverse impact on our ability to conduct our business. Such events could affect the ability of our borrowers to repay their loans, could impair the value of the collateral securing our loans, and could cause significant property damage, thus increasing our expenses and/or reducing our revenues. In addition, such events could affect the ability of our depositors to maintain their deposits with the bank. Although we have established disaster recovery policies and procedures, the occurrence of any such event could have a material adverse effect on our business which, in turn, could have a material adverse effect on our financial condition and results of operations.

Changes in government regulation will significantly affect our business and may result in higher costs and lower profitability.

The banking industry is heavily regulated. Banking regulations are primarily intended to protect the federal deposit insurance funds and depositors, not shareholders. The holding company and the bank are regulated and supervised by the Federal Reserve Board, the Virginia Bureau of Financial Institutions and the FDIC. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, credit unions, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Regulations affecting banks and financial services companies undergo continuous change, and we cannot predict the ultimate effect of these changes, which could have a material adverse effect on our profitability or financial condition. Federal economic and monetary policy may also affect our ability to attract deposits and other funding sources, make loans and investments, and achieve satisfactory interest rate spreads.

Substantial regulatory limitations on changes of control and anti-takeover provisions of Virginia law may make it more difficult for you to receive a change in control premium.

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve Board. There are comparable prior approval requirements for changes in control under Virginia law. Also, Virginia corporate law contains several provisions that may make it more difficult for a third party to acquire control of us without the approval of our Board of Directors, and may make it more difficult or expensive for a third party to acquire a majority of our outstanding common stock.

The number of shares owned by our directors and executive officers could make it more difficult to obtain approval for some matters submitted to shareholder vote, including mergers and acquisitions.

Our directors and executive officers and their affiliates own approximately 25.2% of the outstanding common stock as of June 30, 2010. By voting against a proposal submitted to shareholders, the directors and executive officers, as a group, may be able to make approval more difficult for proposals requiring the vote of shareholders, such as some mergers, share exchanges, asset sales, and amendments to our Articles of Incorporation. The results of any such vote may be contrary to the desires or interests of the public shareholders.

Recent Market, Legislative and Regulatory Events

We are subject to additional uncertainties, and potential additional regulatory or compliance burdens, as a result of our participation in the Treasury’s Capital Purchase Program.

Our holding company accepted an investment of $71.0 million from the Treasury under the Treasury’s Capital Purchase Program. The Purchase Agreement, executed by our holding company (and all other participating institutions) and the Treasury, provides that the Treasury may unilaterally amend the agreement to the extent required to comply with any subsequent changes in applicable federal statutes. As a result of this provision, the Treasury and Congress may impose additional requirements or restrictions on us in respect of reporting, compliance, corporate governance, executive or employee compensation, dividend payments, stock repurchases, lending or other business practices, capital requirements or other matters. As a result, we may be required to expend additional resources in order to comply with these requirements. Such additional requirements could impair our ability to compete with institutions that are not subject to the restrictions because they did not accept an investment from the Treasury. To the extent that additional restrictions or limitations on employee compensation are imposed, such as those contained in the American Recovery and Reinvestment Act of 2009, we may be less competitive in attracting successful incentive compensation based lenders and customer relations personnel. Additionally, the ability of Congress to utilize the amendment provisions to effect political or public relations goals could result in us being subjected to additional burdens as a result of public perceptions of issues relating to larger banks, and which are not applicable to community oriented institutions such as our institution. There can be no assurance that we will not be disadvantaged as a result of these uncertainties.

The fiscal, monetary and regulatory policies of the federal government and its agencies could have a material adverse effect on our results of operations.

The Federal Reserve Board regulates the supply of money and credit in the United States. Its policies determine in large part the cost of funds for lending and investing and the return earned on those loans and investments, both of which affect the net interest margin. It also can materially decrease the value of financial assets we hold, such as debt securities. Its policies also can adversely affect borrowers, potentially increasing the risk that they may fail to repay their loans. Changes in Federal Reserve Board policies and our regulatory environment generally are beyond our control, and we are unable to predict what changes may occur or the manner in which any future changes may affect our business, financial condition and results of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act could increase our regulatory compliance burden and associated costs, place restrictions on certain products and services, and limit our future capital raising strategies.

The United States Senate and the House of Representatives have approved a sweeping financial reform bill, which is expected to be signed into law by President Obama by July 23, 2010. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) would implement significant changes in the financial regulatory landscape and would impact all financial institutions, including the holding company and the bank. The Dodd-Frank Act would likely increase our regulatory compliance burden and may have a material adverse effect on us, including by increasing the costs associated with our regulatory examinations and compliance measures. However, it is too early for us to fully assess the impact of the Dodd-Frank Act and subsequent regulatory rulemaking processes on our business, financial condition or results of operations.

Among the Dodd-Frank Act’s significant regulatory changes, the act would create a new financial consumer protection agency that could impose new regulations on us and include its examiners in our routine regulatory examinations conducted by the Federal Reserve Board, which could increase our regulatory compliance burden and costs and restrict the financial products and services we offer to our customers. The act would increase regulatory supervision and examination of bank holding companies and their banking and non-banking subsidiaries, which could increase our regulatory compliance burden and costs and restrict our ability to generate revenues from non-banking operations. The act would impose more stringent capital requirements on bank holding companies, which could limit our future capital strategies and could require us to engage in recapitalization transactions, the cost of which cannot be determined at this time. The act would also increase regulation of derivatives and hedging transactions, which could limit our ability to enter into, or increase the costs associated with, interest rate hedging transactions.

We may be required to pay significantly higher FDIC premiums or special assessments that could adversely affect our earnings.

Market developments have significantly depleted the insurance fund of the FDIC and reduced the ratio of reserves to insured deposits. As a result, we may be required to pay significantly higher premiums or additional special assessments that could adversely affect our earnings. In the second quarter of 2009, the FDIC implemented a special assessment that resulted in approximately $1.2 million of additional expense during the quarter. It is possible that the FDIC may impose additional special assessments in the future as part of its restoration plan. In addition, on November 12, 2009, the FDIC adopted a rule requiring banks to prepay, on December 30, 2009, three years’ worth of premiums to replenish the depleted insurance fund. As a result, the amount of our prepaid assessment was approximately $19.1 million. We are generally unable to control the amount of premiums that we are required to pay for FDIC insurance. If there are additional bank or financial institution failures, we may be required to pay even higher FDIC premiums than the recently increased levels.

These announced increases and any future increases or required prepayments in FDIC insurance premiums may materially adversely affect our results of operations.

Risks Related to the Offering and Ownership of Our Common Stock

The price of our common stock may be volatile or may decline, which may make it difficult for investors to resell shares of our common stock at prices they find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations could adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition, and, in particular, further deterioration of asset quality;

•	changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional shareholders;

•	fluctuations in the stock price and operating results of our competitors;

•	general market conditions and, in particular, developments related to market conditions for the financial services industry;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings or litigation that involve or affect us; or

•	domestic and international economic factors unrelated to our performance.

The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility recently. As a result, the market price of our common stock may be volatile. In addition, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. The trading price of the shares of our common stock and the value of our other securities will depend on many factors, which may change from time to time, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales of our equity or equity related securities, and other factors identified above in “Cautionary Note Regarding Forward-Looking Statements.”

Accordingly, the shares of our common stock that an investor purchases, whether in this offering or in the secondary market, may trade at a price lower than that at which they were purchased, and, similarly, the value of our other securities may decline. Current levels of market volatility are unprecedented. The capital and credit markets have been experiencing volatility and disruption for more than a year. In some cases, the markets have produced downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

Trading in our common stock has been relatively inactive. As a result, shareholders may not be able to quickly and easily sell their common stock.

Although our common stock is listed on the Nasdaq Stock Market (Global Select), and a number of brokers offer to make a market in our common stock on a regular basis, trading volume to date has been relatively inactive, averaging approximately 64,156 shares per day during the six months ended June 30, 2010. There can be no assurance that an active and liquid market for the common stock will develop. Accordingly, you may find it difficult to sell a significant number of shares at the prevailing market price. This offering may not increase the volume of trading of our common stock.

We may need to raise additional capital which could result in a decline in the price of our common stock or at terms that are materially adverse to our stockholders, if additional capital is available at all.

We face significant business, regulatory and other governmental risk as a financial institution, and it is possible that capital requirements and directives could in the future require us to change the amount or composition of our current capital, including common equity. As a result of regulatory changes, we could determine or, our regulators could require us, to raise additional capital. There could also be market perceptions regarding the need to raise additional capital, whether as a result of public disclosures or otherwise, and, regardless of the outcome, such perceptions could have an adverse effect on the price of our common stock. Such capital raising could be at terms that are dilutive to existing stockholders and there can be no assurance that any capital raising we undertake would be successful given the current level of disruption in the financial markets.

Our common stock is equity and therefore is subordinate to our and our subsidiaries’ indebtedness and preferred stock.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock will rank junior to all current and future indebtedness and other non-equity claims on us with respect to assets available to satisfy claims against us, including in the event of our liquidation. We may, and the bank and our other subsidiaries may also, incur additional indebtedness from time to time and may increase our aggregate level of outstanding indebtedness. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of any holders of our preferred stock then outstanding. Under the terms of our outstanding Series A Preferred Stock, our ability to declare or pay dividends on or repurchase our common stock or other equity or capital securities is subject to restrictions in the event that we fail to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock. Our Board of Directors is authorized to cause us to issue additional classes or series of preferred stock without any action on the part of our shareholders. If we issue preferred shares in the future that have a preference over our common stock with respect to the payment of dividends or upon liquidation, or if we issue preferred shares with voting rights that dilute the voting power of the common stock, then the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our ability to pay cash dividends on our common stock and to repurchase any shares of our common stock is highly restricted.

We have no recent history of paying cash dividends, other than repurchases of fractional shares issued in connection with stock splits or stock dividends. Our ability to pay dividends on our common stock, or repurchase shares, is limited by state and federal law and regulation, and by the terms of the Series A Preferred Stock issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program. Under the terms of the Treasury’s Capital Purchase Program, we may not, subject to limited exceptions, pay a dividend or repurchase or acquire any common stock, without the prior approval of the Treasury, until December 12, 2011, or the earlier redemption or transfer of all securities issued to the Treasury. Additionally, under the terms of the Series A Preferred Stock, we may not, subject to limited exceptions, pay any dividends on our common stock, or repurchase or acquire any shares of our common stock when any dividend on the Series A Preferred Stock is in arrears. Further, we cannot pay any dividends on our common stock, or acquire any shares of our common stock, if any distribution on our trust preferred securities is in arrears. In light of the foregoing restrictions, it is unlikely that we will pay any dividends on our common stock or repurchase any shares of our common stock in the near future.

Our common stock is not insured and you could lose the value of your entire investment.

An investment in shares of our common stock is not a deposit and is not insured against loss or guaranteed by the federal government or any other governmental agency.

Resales of our common stock in the public market following the offering may cause its market price to fall.

We expect that we will issue $75,000,000 in aggregate public offering price of our common stock in connection with the offering, assuming no exercise of the underwriters’ over-allotment option. The issuance of new shares in this offering could have the effect of depressing the market price for shares of our common stock.

We will retain broad discretion in using the net proceeds from this offering, and may not use the proceeds effectively.

We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations and reducing or refinancing existing debt. When appropriate, we may also seek the approval of the Treasury and our regulators to utilize the net proceeds of this offering and cash available to us to repurchase all or a portion of our Series A Preferred Stock and the warrant we issued to the Treasury pursuant to the Treasury’s Capital Purchase Program. We have not determined if, or when, we will seek the approval of our regulators to repurchase the Series A Preferred Stock and that warrant, and no assurance can be given that such approval will be granted if requested.

We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, we will retain broad discretion to allocate the net proceeds of this offering. Moreover, we may use the proceeds for corporate purposes that may not increase our market value or make us more profitable. In addition, it may take us some time to effectively deploy the proceeds from this offering. Until the proceeds are effectively deployed, our return on equity and earnings per share may be negatively impacted. Management’s failure to use the net proceeds of this offering effectively could have a negative effect on our business, financial condition and results of operations.

There may be future dilution of our common stock.

Except as described in the section entitled “Underwriting,” we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock. The issuance of any additional shares of our common or preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common stock. For instance, exercise of the warrant issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program or options to purchase our common stock under our employee plans would dilute the value of our common stock. Holders of shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our common stock in this offering will be approximately $             million, after deductions for estimated underwriting discounts and commissions and our estimated expenses. If the underwriters exercise their over-allotment option in full, we estimate that our net proceeds will be approximately $             million. We intend to use the net proceeds from this offering for general corporate purposes, which may include the future repurchase of all or a portion of the Series A Preferred Stock and the warrant issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program, when appropriate and subject to the approval of the Treasury and our bank regulators.

CAPITALIZATION

The following table shows our capitalization as of June 30, 2010 on an actual basis and on an as adjusted basis to give effect to the receipt of the net proceeds from the offering of $75.0 million in aggregate public offering price of our common stock, after deducting the underwriting discount and estimated offering expenses. The as adjusted capitalization assumes no exercise of the underwriters’ over-allotment option and assumes that the net proceeds from the offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, are approximately $70.5 million.

	June 30, 2010
	Actual	As Adjusted (1)
	(Dollars in thousands, except per share data)
Long-Term Indebtedness
Trust preferred capital notes	$66,185	$66,185
Federal Home Loan Bank advances	$25,000	$25,000

Stockholders’ Equity
Preferred stock ($1.00 par value; 1,000,000 shares authorized; 71,000 shares issued and outstanding)	$64,719	$64,719
Common stock ($1.00 par value; 50,000,000 shares authorized; 26,949,173 shares issued and outstanding, actual; 37,787,323 shares issued and outstanding, as adjusted) (1)	26,940	37,778
Surplus	97,061	156,685
Warrants	8,520	8,520
Retained earnings	30,210	30,210
Accumulated other comprehensive income, net	2,881	2,881
Total Stockholders’ Equity	$230,331	$300,793
Total Capitalization	$296,516	$366,978
Tangible Common Equity (2)	$159,331	$229,793
Per Share of Common Stock
Total book value	$5.91	$6.08
Capital Ratios
Risk-based capital to risk-weighted assets	13.38%	16.21%
Tier 1 capital to risk-weighted assets	12.13%	14.97%
Tier 1 capital to average assets	10.37%	12.56%
Tangible common equity ratio (3)	5.86%	8.15%

(1)	The number of shares of common stock to be outstanding after the offering is based on actual shares outstanding as of June 30, 2010, including unvested shares of restricted stock, and assumes an offering of 10,838,150 shares of common stock at a public offering price of $6.92, which was the closing price of our common stock on the Nasdaq Stock Market (Global Select), on July 15, 2010, and assumes no exercise of the underwriters’ over-allotment option. The actual number of shares of common stock that we may sell in the offering, and the public offering price thereof, may be more or less than the number and price assumed herein.
(2)	Tangible common stockholders’ equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common stockholders’ equity by excluding the balance of intangible assets from common stockholders’ equity. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that this non-GAAP financial measure provides information that is important to investors and that is useful in understanding our capital position and ratios. However, this non-GAAP financial measure is supplemental and is not a substitute for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.

(3)	Tangible common stockholders’ equity and tangible assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible common stockholders’ equity by excluding the balance of intangible assets from common stockholders’ equity. We calculate tangible assets by excluding the balance of intangible assets from total assets. We had no intangible assets for the periods presented. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of regulatory capital ratios. Accordingly, we believe that this non-GAAP financial measure provides information that is important to investors and that is useful in understanding our capital position and ratios. However, this non-GAAP financial measure is supplemental and is not a substitute for an analysis based on a GAAP measure. As other companies may use different calculations for non-GAAP measures, our presentation may not be comparable to other similarly titled measures reported by other companies.

MARKET FOR OUR COMMON STOCK

Our common stock is traded on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The following chart shows the high and low prices for transactions in our common stock on the Nasdaq Stock Market (Global Select) during the periods indicated. On May 7, 2008, we paid an 11-for-10 stock split in the form of a 10% stock dividend. The per share sales prices below have been restated to reflect the 11-for-10 stock split for all periods reported.

	High	Low
Year Ending December 31, 2010
Third Quarter (through July 15, 2010)	$7.52	$6.14
Second Quarter	7.69	6.03
First Quarter	6.75	3.66

Year Ended December 31, 2009
Fourth Quarter	$4.24	$3.01
Third Quarter	4.27	2.30
Second Quarter	4.44	2.27
First Quarter	5.83	2.71

Year Ended December 31, 2008
Fourth Quarter	$6.30	$3.33
Third Quarter	6.72	3.77
Second Quarter	11.54	4.60
First Quarter	11.65	8.24

The last reported sale price of our common stock on the Nasdaq Stock Market (Global Select) on July 15, 2010 was $6.92 per share. We had approximately 494 holders of record of our common stock at June 30, 2010.

DIVIDEND POLICY

We have not paid cash dividends on our common stock since 1995, other than repurchases of fractional shares issued in connection with stock splits or stock dividends, electing instead to retain earnings for funding our growth. Our ability to pay dividends on our common stock is limited by state and federal law and regulation, and by the terms of the Series A Preferred Stock issued to the Treasury in connection with our participation in the Treasury’s Capital Purchase Program. Under the terms of the Treasury’s Capital Purchase Program, we may not, subject to limited exceptions, pay a dividend on our common stock without the prior approval of the Treasury until December 12, 2011, or the earlier redemption or transfer of all securities issued to the Treasury. Additionally, under the terms of the Series A Preferred Stock, we may not, subject to limited exceptions, pay any dividends on our common stock, or repurchase or acquire any shares of common stock when any dividend on the Series A Preferred Sock is in arrears. Further, we cannot pay any dividends on our common stock if any distribution on our trust preferred securities is in arrears. See “Description of Common Stock—General” for additional information. In light of the foregoing restrictions and our current policy of retaining earnings to fund growth, it is unlikely that we will pay any cash dividends on our common stock in the near future.

DESCRIPTION OF COMMON STOCK

In this section entitled “Description of Common Stock,” references to “the Company,” “we,” “our,” and “us” refer only to Virginia Commerce Bancorp, Inc. and not its consolidated subsidiaries.

The following is a summary description of our common stock. This description is not complete and is qualified in its entirety by reference to the provisions of our Articles of Incorporation, as amended, and our amended and restated bylaws and the applicable provisions of the Virginia Stock Corporation Act (the “VSCA”). Our Articles of Incorporation, as amended, and our amended and restated Bylaws are incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2009 (see “Where You Can Find More Information”).

General

Our authorized common stock consists of 50,000,000 shares of common stock, $1.00 par value per share. As of June 30, 2010 there were 26,949,173 shares of common stock issued and outstanding, including unvested shares of restricted stock. Our outstanding shares of common stock are fully paid and nonassessable.

Holders of our common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by our Board of Directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

Pursuant to the terms of the Purchase Agreement and the Articles of Amendment to our Articles of Incorporation designating the terms of the Series A Preferred Stock, our ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of “junior stock” and “parity stock” is subject to restrictions, including a restriction against paying dividends on the common stock without the Treasury’s consent. These restrictions will terminate on the earlier of the date on which we have redeemed all of the Series A Preferred Stock or the Treasury has transferred all of the Series A Preferred Stock to third parties. “Junior stock” means our common stock and any other class or series of our stock which has terms that expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity stock” means any class or series of our stock which has terms that do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.

In addition, our ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of junior stock and parity stock is subject to restrictions in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

Our common stock is listed on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The shares of common stock issuable upon exercise of any warrants we issue in accordance with their terms will be fully paid, validly issued and nonassessable.

The transfer agent for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Certain Provisions of the Articles of Incorporation and Virginia Law

Our Articles of Incorporation require the affirmative vote of 50.1% of the outstanding shares of common stock to approve any merger or consolidation with or into any other corporation, any exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock pursuant to a vote of shareholders, any issuance of shares that results in the acquisition of control of the Company by any corporation, person, or entity or group of one or more thereof that previously did not have control of the Company, any sale, lease, exchange, mortgage, pledge, or other transfer in one transaction or a series of transactions of all or substantially all of our assets, the adoption of a plan for the liquidation or dissolution, any proposal in the nature of a reclassification or reorganization that would increase the proportionate voting rights of any other corporation, person, or entity, any transaction similar to, or having similar effect as, any of the above listed transactions, or any amendment to the Articles of Incorporation. This 50.1% vote requirement is less than the two-thirds requirement which would otherwise apply under Virginia law.

Our Articles of Incorporation also contain a provision which requires our Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for our equity securities, merge or consolidate with another corporation, purchase or otherwise acquire all or substantially all of our properties and assets, or engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, to give due consideration to all relevant factors, including, without limitation, the social and economic effects of the proposed transaction on the depositors, employees, customers, and other constituents of the Company and its subsidiaries and of the communities in which they operate or are located, the business reputation of the other party, and our Board of Directors’ evaluation of the then value of the Company in a freely negotiated sale and of our future prospects as an independent entity. This provision, which requires the Board to consider noneconomic factors, could be deemed to have an antitakeover effect.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the holding company pursuant to provisions of the VSCA or our Articles of Incorporation, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The VSCA contains provisions which could be deemed to have an antitakeover effect. The discussion of the following provisions is not exhaustive, and is not intended to imply that all material provisions of either the Articles of Incorporation or the VSCA are enumerated herein.

Affiliated Transactions

The VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other material dispositions of assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•

subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions

Under the VSCA’s control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/ 3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•

unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•

among other exceptions, such acquisition of shares is made pursuant to an affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but we have not done so.

Preferred Stock. Our Articles of Incorporation allow our Board of Directors to approve the issuance of up to 1,000,000 shares of preferred stock, $1.00 par value per share. The Board of Directors also has the authority to designate the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our common stock. We currently have 71,000 shares of Series A Preferred Stock outstanding which ranks senior to our common stock. This preferred stock is described in further detail in the accompanying prospectus.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement through Sandler O’Neill & Partners, L.P., as the representative of the underwriters. We have entered into an underwriting agreement dated                     , 2010 with Sandler O’Neill & Partners, L.P., acting as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Underwriter	Number of Shares
Sandler O’Neill & Partners, L.P.
Stifel, Nicolaus & Company, Incorporated
Total

The underwriters are committed to purchase and pay for all such shares of our common stock, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may also be increased or the offering may be terminated.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to an additional $11,250,000 in aggregate public offering price of our common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock.

Commissions and Expenses

The underwriters propose to offer the shares of our common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at the public offering price, less a concession not in excess of $             per share. The underwriters may allow, and these dealers may reallow, a concession not in excess of $             per share on sales to other dealers. After the public offering of our common stock, the underwriters may change the offering price and other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares of our common stock.

	Per Share	Total Without Over-Allotment	Total With Over-Allotment
Price to public	$	$	$
Underwriting discount	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $600,000 and are payable by us. We have also agreed to reimburse the underwriters for their actual out of pocket expenses incurred in connection with the offering, including certain fees and disbursements of underwriters’ counsel, which we estimate will be approximately $200,000 in the aggregate and which amount is included within our estimated aggregate expenses.

The shares of our common stock are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part.

The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

Indemnity

We have agreed to indemnify the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Lock-up Agreement

We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, not to sell, offer, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, any shares of our preferred stock or common stock, any of our securities that are substantially similar to any of our common stock or any or securities convertible into, exchangeable or exercisable for, or that represent the right to receive any shares of our common stock or any of our securities that are substantially similar to our common stock, without, in each case, the prior written consent of Sandler O’Neill & Partners, L.P. These restrictions are expressly agreed to preclude us, and our officers and directors, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. The 90-day restricted period will be automatically extended if (1) during the last 17 days of the 90-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results or become aware that material news or a material event relating to us will occur during the 16-day period beginning on the last day of the 90-day restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The restrictions described in the preceding paragraph will not apply to (1) the issuance by us of common stock to the underwriters pursuant to the underwriting agreement; (2) the issuance by us of shares, and options to purchase shares, of our common stock pursuant to our 2010 equity plan and our stock option plan, as those plans are in effect on the date of this prospectus supplement; (3) the issuance by us of shares of our common stock upon the exercise of stock options or other securities convertible into or exchangeable for common stock that are outstanding as of the date of this prospectus supplement, and the issuance by us of shares of our common stock upon the exercise of stock options issued after the date of this prospectus supplement under the plans referred to in clause (2) of this sentence; (4) a bona fide gift or gifts by any of our officers or directors, provided that the donee or donees thereof agree to be bound in writing by the restrictions described in the preceding paragraph; or (5) a transfer by any of our officers or directors to any trust for the direct or indirect benefit of that officer or director or his or her immediate family, provided that the trustee of the trust agrees to be bound in writing by such restrictions and provided further that any such transfer shall not involve a disposition for value. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than first cousin.

The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the foregoing shares and other securities from the foregoing restrictions.

Listing on the Nasdaq Stock Market

Our common stock is listed on the Nasdaq Stock Market (Global Select) under the trading symbol “VCBI.”

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing, there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market (Global Select) or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters and selected dealers, if any, who are qualified market makers on the Nasdaq Stock Market (Global Select), may engage in passive market making transactions in our common stock on the Nasdaq Stock Market (Global Select) in accordance with Rule 103 of Regulation M under the Securities Act. Rule 103 permits passive market making activity by the participants in our common stock offering. Passive market making may occur before the pricing of our offering, or before the commencement of offers or sales of our common stock. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. The underwriters and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriters

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

Other

A prospectus supplement and accompanying prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically.

LEGAL MATTERS

The validity of the common stock we are offering will be passed upon by Troutman Sanders LLP for us. Certain legal matters will be passed upon for the underwriters by LeClairRyan, A Professional Corporation.

EXPERTS

The consolidated balance sheets of Virginia Commerce Bancorp, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, included in our annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Yount, Hyde & Barbour, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-167263) covering the shares of common stock offered by this prospectus supplement. You should be aware that this prospectus supplement does not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain a copy of the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the next paragraph. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. We incorporate by reference in this prospectus supplement the documents listed below and any future filings, including periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements, that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus supplement; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Annual report on Form 10-K for the year ended December 31, 2009;

•	Current reports on Form 8-K filed on February 2, 2010, April 29, 2010, June 2, 2010 and July 19, 2010 (solely with regard to Item 5.02);

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2010; and

•

The description of the holding company’s common stock, par value $1.00 per share, contained in Amendment No. 1 to the Company’s Registration Statement on Form S-3, filed with the SEC on May 13, 2004, including any amendment or report filed for the purpose of updating such description.

You can obtain any of the documents incorporated by reference in this prospectus supplement through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You can obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from us at:

Virginia Commerce Bancorp, Inc.

Attention: Corporate Secretary 5350 Lee Highway

Arlington, Virginia 22207

(703) 534-0700

In addition, we maintain a corporate website, www.vcbonline.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus supplement.

PROSPECTUS

Common Stock

Preferred Stock

Warrants

Subordinated Debt Securities

We may offer to sell, from time to time, shares of common stock or preferred stock, warrants and subordinated debt securities for an aggregate initial offering price of up to $150 million. We may offer these securities separately or together, in separate series or classes and in amounts, at prices, and on terms described in one or more prospectus supplements. The preferred stock and warrants may be convertible into or exercisable into common or preferred stock.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

We may offer and sell any combination of the securities in amounts, at prices and on terms that we will determine at the time of any particular offering, to or through one or more agents, dealers or underwriters, or directly to purchasers, including through subscription rights offerings, on a continuous or delayed basis.

Our principal executive offices are located at 5350 Lee Highway, Arlington, Virginia 22207 and our telephone number is (703) 534-0700.

Our common stock is listed on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The last reported sale price of our common stock on May 28, 2010 was $6.67 per share.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” on page 3 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks regarding an investment in our securities.

Neither the Securities and Exchange Commission, nor any bank regulatory agency, nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

This prospectus is dated June 15, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the shares of common stock or preferred stock, warrants and subordinated debt securities as described in this prospectus.

We will provide a prospectus supplement containing specific information about the terms of a particular offering by us. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement. See “Where You Can Find More Information” for more information.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities covered by this prospectus. We are not making an offer to sell any securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, when we refer to “the Company,” “we,” “us,” or “our,” we mean Virginia Commerce Bancorp, Inc. and our subsidiaries. When we refer to “Virginia Commerce Bancorp, Inc.” or to the “holding company,” we are referring to the parent company on a standalone basis. We refer to Virginia Commerce Bank as “our bank” or “the bank.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC covering the securities that may be sold under this prospectus. This prospectus summarizes material provisions of contracts and other documents to which we refer you. For further information on the Company and our securities, you should refer to our registration statement and its exhibits. As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. In addition, our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. We incorporate by reference in this prospectus the documents listed below and any future filings, including periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements, that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Annual report on Form 10-K for the year ended December 31, 2009;

•	Current reports on Form 8-K filed on February 2, 2010, April 29, 2010 and June 2, 2010;

•	Quarterly report on Form 10-Q for the quarter ended March 31, 2010; and

•

The description of the holding company’s common stock, par value $1.00 per share, contained in Amendment No. 1 to the Company’s Registration Statement on Form S-3, filed with the SEC on May 13, 2004, including any amendment or report filed for the purpose of updating such description.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

Virginia Commerce Bancorp, Inc.

Attention: Corporate Secretary 5350 Lee Highway

Arlington, Virginia 22207

(703) 534-0700

In addition, we maintain a corporate website, www.vcbonline.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into the registration statement or this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated into it by reference. These forward-looking statements include: statements of goals, intentions, and expectations as to future trends, plans, events or results of our operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “could,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in our market, interest rates and interest rate policy, competitive factors, and other conditions which, by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which the forward-looking statements are based, actual future operations and results may differ materially from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance. You are cautioned against placing undue reliance on any such forward-looking statements. Our past results are not necessarily indicative of future performance.

Our forward-looking statements are subject to the following principal risks and uncertainties:

•	adverse governmental or regulatory policies may be enacted;

•	the interest rate environment may compress margins and adversely affect net interest income;

•	adverse effects may be caused by changes to credit quality;

•	competition from other financial services companies in our markets could adversely affect operations;

•

our concentrations of loans in commercial, commercial real estate and construction loans, and loans to borrowers in the Washington, D.C. metropolitan area, may adversely affect our earnings and results of operations;

•	an economic slowdown could adversely affect credit quality and loan originations; and

•	social and political conditions such as war, political unrest and terrorism or natural disasters could have unpredictable negative effects on our businesses and the economy.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. You are advised, however, to consult any further disclosures we make on related subjects in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K to the SEC. Also note that we provide cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our reports to the SEC on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein and in prospectus supplements and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 10-K, and in our updates to those Risk Factors in our quarterly reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

Virginia Commerce Bancorp, Inc. is the registered bank holding company for Virginia Commerce Bank, a Virginia chartered commercial bank which is a member of the Federal Reserve System. We engage in a general commercial banking business through the bank, our sole direct operating subsidiary. Our customer base includes small-to-medium-sized businesses, including firms that have contracts with the United States government, associations, retailers and industrial businesses, professionals and business executives and consumers. Northern Virginia, the economic base of our service area, has experienced significant population and economic growth during the past decade. We participated in this growth through our commercial and retail banking activities.

The holding company’s and the bank’s executive offices and main branch are located at 5350 Lee Highway, Arlington, Virginia. The bank currently has 27 additional full service branch offices throughout Northern Virginia, an investment services office in Vienna, Virginia, and a residential mortgage lending office in Chantilly, Virginia.

Our primary service area consists of the Northern Virginia suburbs of Washington D.C., including Arlington, Fairfax, Fauquier, Loudoun, Prince William, Spotsylvania and Stafford Counties and the cities of Alexandria, Fairfax, Falls Church, Fredericksburg, Manassas and Manassas Park. Our primary service area is oriented toward independently owned small-to-medium-sized businesses, light industry and firms specializing in government contracting.

The holding company also has three special purpose entities: VCBI Capital Trust II, VCBI Capital Trust III and VCBI Capital Trust IV. The three entities are all Delaware trusts and have issued a total of $65 million in trust preferred securities. The principal asset of each trust is a similar amount of the holding company’s junior subordinated debt securities with an approximately 30 year term from issuance and like interest rates to the trust preferred securities.

The holding company has participated in the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) and accepted an investment of $71 million from the United States Department of the Treasury (the “Treasury”). On December 12, 2008, the holding company entered into a Letter Agreement and related Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the holding company agreed to issue and sell, and the Treasury agreed to purchase, (i) 71,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”), having a liquidation preference of $1,000 per share and (ii) a ten-year warrant to purchase up to 2,696,203 shares of our common stock, $1.00 par value, at an initial exercise price of $3.95 per share. The warrant was immediately exercisable upon its issuance and will expire on December 12, 2018.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 1 of this prospectus.

Supervision and Regulation

As a bank holding company controlling the bank, we are subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) under the BHCA applicable to bank holding companies. We are required to file reports with, and otherwise comply with the rules and regulations of, the Federal Reserve Board and the SEC.

The bank, as a Virginia chartered commercial bank which is a member of the Federal Reserve System and whose accounts are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) up to the maximum legal limits of the FDIC, is subject to regulation, supervision and regular examination by the Virginia Bureau of Financial Institutions, the Federal Reserve Board and the FDIC.

Federal banking law grants substantial enforcement powers to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease-and-desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

As a result of the volatility and instability in the financial system during 2008, the Congress, the federal bank regulatory authorities and other government agencies have called for or proposed additional regulation and restrictions on the activities, practices and operations of banks and their holding companies. In addition to proposals that relate to institutions that have accepted investments from, or sold troubled assets to, the Treasury or other government instrumentalities, or otherwise participate in government programs intended to promote financial stabilization, the Congress and the federal banking agencies have broad authority to require all banks and holding companies to adhere to more rigorous or costly operating procedures, corporate governance procedures, or to engage in activities or practices which they would not otherwise elect. Any such requirement could adversely affect our businesses and results of operations.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the bank to us are subject to various requirements under applicable federal and state laws and regulations.

For a discussion of the material elements of the extensive regulatory framework applicable to bank holding companies, as well as specific information about us and Virginia Commerce Bank, please refer to the section “Business—Regulation, Supervision, and Governmental Policy” in our annual report on Form 10-K for the fiscal year ended December 31, 2009, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus. See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and any subsequent reports.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds from the sale of the securities for general corporate purposes, which may include, subject to the approval of the Treasury and our bank regulators, the future repurchase of all or a portion of the Series A Preferred Stock and the warrant issued to the Treasury in connection with our participation in the Capital Purchase Program.

DESCRIPTION OF CAPITAL STOCK

In this section entitled “Description of Capital Stock,” references to “the Company,” “we,” “our,” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries.

Our authorized capital stock consists of 50,000,000 shares of common stock, $1.00 par value, and 1,000,000 shares of undesignated preferred stock, $1.00 par value. As of March 31, 2010, there were 26,933,923 shares of common stock outstanding and 71,000 shares of our Series A Preferred Stock outstanding.

Common Stock

Holders of common stock are entitled to cast one vote for each share held of record, to receive such dividends as may be declared by our Board of Directors out of legally available funds, and, subject to the rights of any class of stock having preference to the common stock, to share ratably in any distribution of our assets after payment of all debts and other liabilities upon liquidation, dissolution or winding up. Shareholders do not have cumulative voting rights or preemptive rights or other rights to subscribe for additional shares, and the common stock is not subject to conversion or redemption.

Pursuant to the terms of the Purchase Agreement and the Articles of Amendment to our Articles of Incorporation designating the terms of the Series A Preferred Stock, our ability to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of “junior stock” and “parity stock” is subject to restrictions, including a restriction against paying dividends on the common stock without the Treasury’s consent. These restrictions will terminate on the earlier of the date on which we have redeemed all of the Series A Preferred Stock or Treasury has transferred all of the Series A Preferred Stock to third parties. “Junior stock” means our common stock and any other class or series of our stock which has terms that expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity stock” means any class or series of our stock which has terms that do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company.

In addition, our ability to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of junior stock and parity stock is subject to restrictions in the event that we fail to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Series A Preferred Stock.

Our common stock is listed on the Nasdaq Stock Market (Global Select) under the symbol “VCBI.” The shares of common stock issuable upon exercise of any warrants we issue in accordance with their terms will be fully paid, validly issued and nonassessable.

The transfer agent for the common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Preferred Stock

Our Board of Directors may, from time to time, by action of a majority, approve the issuance of shares of authorized, undesignated preferred stock, in one or more classes or series. In connection with any such issuance, the Board may by resolution determine the designation, voting rights, preferences as to dividends, in liquidation or otherwise, participation, redemption, sinking fund, conversion, dividend or other special rights or powers, and the limitations, qualifications and restrictions of such shares of preferred stock.

Description of the Outstanding Series A Preferred Stock

As of the date hereof, our Board of Directors has created one series of preferred stock, the Series A Preferred Stock, which was issued to the Treasury in connection with our participation in the Capital Purchase Program. The issued and outstanding shares of Series A Preferred Stock are validly issued, fully paid and nonassessable.

Dividends Payable On Shares of Series A Preferred Stock. Holders of shares of Series A Preferred Stock are entitled to receive if, as and when declared by our Board of Directors or a duly authorized committee of the Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period from December 12, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% on a liquidation preference of $1,000 per share of Series A Preferred Stock with respect to each dividend period.

Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, commencing on February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Board of Directors or any duly authorized committee of the Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

If we determine not to pay any dividend or a full dividend with respect to the Series A Preferred Stock, we are required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date.

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Virginia state laws relating to the payment of dividends.

Priority of Dividends. With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank:

•	senior to our common stock and all other junior stock; and

•	at least equally with all other parity stock with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding up of the Company.

So long as any shares of Series A Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on our common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock or parity stock, or redeem any of our trust preferred securities, unless we have paid in full all accrued dividends on the Series A Preferred Stock for all prior dividend periods, other than:

•

purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with pact practice, including repurchases pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•

purchases or other acquisitions by our broker-dealer subsidiaries, if any, solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases or other acquisitions by our broker-dealer subsidiaries, if any, for resale pursuant to an offering by us of our stock that is underwritten by the related broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition of record ownership of junior stock or parity stock for the beneficial ownership of any person other than the Company or a subsidiary of the Company, including as trustee or custodian; and

•

the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before December 12, 2008 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

If we repurchase shares of Series A Preferred Stock from a holder other than the Treasury, we must offer to repurchase a ratable portion of the Series A Preferred Stock then held by the Treasury.

On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series A Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series A Preferred Stock), with respect to the Series A Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our Board of Directors (or a duly authorized committee of the Board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any funds legally available for such payment, and the Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption. With the approval of Treasury and our bank regulators, we may redeem the Series A Preferred Stock at any time at the liquidation amount plus accrued and unpaid dividends up to but excluding the date of redemption.

The Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series A Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our Board of Directors or a committee thereof may determine to be fair and equitable.

We will mail notice of any redemption of Series A Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series A Preferred Stock designated for redemption will not affect the redemption of any other Series A Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series A Preferred Stock are to be redeemed, and the number of shares of Series A Preferred Stock to be redeemed (and, if less than all shares of Series A Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).

Shares of Series A Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.

Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series A Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series A Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series A Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series A Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of the liquidation rights, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding up of our affairs.

Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock will not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our Board of Directors will be increased by two. Holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our Board of Directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the Nasdaq Stock Market (or any other exchange on which our securities may be listed or quoted) that listed or traded companies must have a majority of independent directors.

Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors constituting our Board of Directors will be reduced by the number of preferred stock directors that the holders of Series A Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series A Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Incorporation, the vote or consent of the holders of at least 66 2/ 3% of the shares of Series A Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

•

any amendment or alteration of our Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of the Company;

•

any amendment, alteration or repeal of any provision of our Articles of Incorporation relating to the Series A Preferred Stock or any amendment, alteration or repeal of any provision of our Articles of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•

any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of the Company with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if the Company is not the surviving entity, are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges and voting powers of the Series A Preferred Stock, taken as a whole.

To the extent of the voting rights of the Series A Preferred Stock, each holder of Series A Preferred Stock will have one vote for each $1,000 of liquidation preference to which such holder’s shares of Series A Preferred Stock are entitled.

The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Description of Outstanding Capital Purchase Program Warrant

The warrant issued to the Treasury in connection with our participation in the Capital Purchase Program is initially exercisable for 2,696,203 shares of our common stock. Neither the Treasury nor any other warrantholder shall have any rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Exercise of the Warrant. The initial exercise price applicable to the warrant is $3.95 for each share of common stock for which the warrant may be exercised. The warrant may be exercised at any time on or before December 12, 2018 by surrender of the warrant and a completed notice of exercise and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant, determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash, certified or cashier’s check, or wire transfer, in an amount equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below.

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the exercise of the warrant, less the pro-rated exercise price of the warrant, for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the Nasdaq Stock Market (Global Select).

The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant may be adjusted as described below.

Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of December 12, 2011 and the date the Treasury no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our Board of Directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act of 1933, as amended (the “Securities Act”), or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of December 12, 2008.

Other Distributions. If we declare any dividends or distributions greater than our most recent quarterly dividend, or dividends payable in common stock, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

Certain Provisions of the Articles of Incorporation and Virginia Law

Our Articles of Incorporation require the affirmative vote of 50.1% of the outstanding shares of common stock to approve any merger or consolidation with or into any other corporation, any exchange in which a corporation, person, or entity acquires the issued or outstanding shares of capital stock pursuant to a vote of shareholders, any issuance of shares that results in the acquisition of control of the Company by any corporation, person, or entity or group of one or more thereof that previously did not have control of the Company, any sale, lease, exchange, mortgage, pledge, or other transfer in one transaction or a series of transactions of all or substantially all of our assets, the adoption of a plan for the liquidation or dissolution, any proposal in the nature of a reclassification or reorganization that would increase the proportionate voting rights of any other corporation, person, or entity, any transaction similar to, or having similar effect as, any of the above listed transactions, or any amendment to the Articles of Incorporation. This 50.1% vote requirement is less than the two-thirds requirement which would otherwise apply under Virginia law.

Our Articles of Incorporation also contain a provision which requires our Board of Directors, when evaluating any offer of another party to make a tender or exchange offer for our equity securities, merge or consolidate with another corporation, purchase or otherwise acquire all or substantially all of our properties and assets, or engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, to give due consideration to all relevant factors, including, without limitation, the social and economic effects of the proposed transaction on the depositors, employees, customers, and other constituents of the Company and its subsidiaries and of the communities in which they operate or are located, the business reputation of the other party, and our Board of Directors’ evaluation of the then value of the Company in a freely negotiated sale and of our future prospects as an independent entity. This provision, which requires the Board to consider noneconomic factors, could be deemed to have an antitakeover effect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the holding company pursuant to provisions of the Virginia Stock Corporation Act (the “VSCA”) or our Articles of Incorporation, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The VSCA contains provisions which could be deemed to have an antitakeover effect. The discussion of the following provisions is not exhaustive, and is not intended to imply that all material provisions of either the Articles of Incorporation or the VSCA are enumerated herein.

Affiliated Transactions

The VSCA contains provisions governing “affiliated transactions.” These include various transactions such as mergers, share exchanges, sales, leases, or other material dispositions of assets, issuances of securities, dissolutions, and similar transactions with an “interested shareholder.” An interested shareholder is generally the beneficial owner of more than 10% of any class of a corporation’s outstanding voting shares. During the three years following the date a shareholder becomes an interested shareholder, any affiliated transaction with the interested shareholder must be approved by both a majority of the “disinterested directors” (those directors who were directors before the interested shareholder became an interested shareholder or who were recommended for election by a majority of disinterested directors) and by the affirmative vote of the holders of two-thirds of the corporation’s voting shares other than shares beneficially owned by the interested shareholder. These requirements do not apply to affiliated transactions if, among other things, a majority of the disinterested directors approve the interested shareholder’s acquisition of voting shares making such a person an interested shareholder before such acquisition. Beginning three years after the shareholder becomes an interested shareholder, the corporation may engage in an affiliated transaction with the interested shareholder if:

•	the transaction is approved by the holders of two-thirds of the corporation’s voting shares, other than shares beneficially owned by the interested shareholder;

•	the affiliated transaction has been approved by a majority of the disinterested directors; or

•

subject to certain additional requirements, in the affiliated transaction the holders of each class or series of voting shares will receive consideration meeting specified fair price and other requirements designed to ensure that all shareholders receive fair and equivalent consideration, regardless of when they tendered their shares.

Control Share Acquisitions

Under the VSCA’s control share acquisitions law, voting rights of shares of stock of a Virginia corporation acquired by an acquiring person or other entity at ownership levels of 20%, 33 1/ 3%, and 50% of the outstanding shares may, under certain circumstances, be denied. The voting rights may be denied:

•

unless conferred by a special shareholder vote of a majority of the outstanding shares entitled to vote for directors, other than shares held by the acquiring person and officers and directors of the corporation; or

•

among other exceptions, such acquisition of shares is made pursuant to a affiliation agreement with the corporation or the corporation’s articles of incorporation or bylaws permit the acquisition of such shares before the acquiring person’s acquisition thereof.

If authorized in the corporation’s articles of incorporation or bylaws, the statute also permits the corporation to redeem the acquired shares at the average per share price paid for them if the voting rights are not approved or if the acquiring person does not file a “control share acquisition statement” with the corporation within 60 days of the last acquisition of such shares. If voting rights are approved for control shares comprising more than 50% of the corporation’s outstanding stock, objecting shareholders may have the right to have their shares repurchased by the corporation for “fair value.”

The provisions of the Affiliated Transactions Statute and the Control Share Acquisition Statute are only applicable to public corporations that have more than 300 shareholders. Corporations may provide in their articles of incorporation or bylaws to opt-out of the Control Share Acquisition Statute, but we have not done so.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms and provisions of the preferred stock that we may offer by this prospectus. The prospectus supplement will describe the specific terms of the series of the preferred stock offered through that prospectus supplement. Those terms may differ from the terms discussed below. As of the date hereof, our Board of Directors has created one series of preferred stock, the Series A Preferred Stock, which was issued to the Treasury in connection with our participation in the Capital Purchase Program. See “Description of Capital Stock—Description of the Outstanding Series A Preferred Stock” above on page 6 for a description of the terms of the Series A Preferred Stock. Any series of preferred stock we will issue will be governed by our Articles of Incorporation, as amended, including the Articles of Amendment designating the terms of the Series A Preferred Stock, and our Bylaws. We will file Articles of Amendment designating the terms of any series of preferred stock to be offered hereunder with the Virginia State Corporation Commission and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series. In this section entitled “Description of Preferred Stock,” references to “the Company,” “we,” “our” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries.

General

Pursuant to our Articles of Incorporation, as amended, the Company has the authority to issue up to 1,000,000 shares of preferred stock, $1.00 par value. As of March 31, 2010, 71,000 shares of preferred stock were outstanding, all of which were shares of our Series A Preferred Stock. Shares of preferred stock may be issued in one or more series, from time to time, by our Board of Directors, and our Board of Directors is expressly authorized to fix and determine the designations and preferences, limitations and relative rights thereof.

Our Board of Directors’ ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Their par value or liquidation preference, however, will not be indicative of the price at which the shares of preferred stock will actually trade after their issue. If necessary, the applicable prospectus supplement will provide a description of United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in the applicable prospectus supplement. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

•	the title, stated value and liquidation preference of the preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock;

•

the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Any series of preferred stock could rank senior, equal or junior to our other preferred stock, as may be described in a prospectus supplement, as long as our Articles of Incorporation, as amended, so permit. The Articles of Amendment designating the terms of the Series A Preferred Stock limit our ability to create or issue a series of preferred stock ranking senior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company while the Series A Preferred Stock remains outstanding.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends if so specified in the applicable Articles of Amendment when, as and if declared by our Board of Directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our Board of Directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement. For legal and regulatory restrictions on our ability to pay dividends, including pursuant to the Purchase Agreement, please see the information under the heading “Description of Capital Stock—Common Stock” above.

Redemption

Subject to receipt of prior approval by the Federal Reserve Board, if required, we may redeem all or part of a series of preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future. The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of the Company or debt or equity securities of one or more entities.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Unless the applicable prospectus supplement states otherwise, holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except as stated in the applicable prospectus supplement and in the Articles of Amendment establishing the series or as required by applicable law.

If we designate a series of preferred stock with any voting rights, including the right to vote for the election of directors because dividends on such series of preferred stock are in arrears, such preferred stock will be a voting security at all times for purposes of the BHCA. Any holder of more than 25% of a class of our voting securities, or less than 25% if the holder otherwise exercises a “controlling influence” over us, would be regulated as a bank holding company under the BHCA. In addition, an existing bank holding company would need to obtain the Federal Reserve Board’s approval before acquiring 5% or more of any class of our voting securities. Separately, under the Change in Bank Control Act, any “person,” including an individual or company other than a bank holding company, may need to obtain the Federal Reserve Board’s approval before acquiring 10% or more of any class of our voting securities.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as provided in our Articles of Incorporation, as amended (including any Articles of Amendment establishing the series) and as otherwise required by applicable law.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may offer warrants separately or together with one or more additional warrants or common stock or preferred stock, as described in the appropriate prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

In this section entitled “Description of Warrants,” references to “the Company,” “we,” “our” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names on the books that we or any applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	if necessary, any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the designation and terms of the common stock or preferred stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related common stock or preferred stock will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

This section outlines some of the provisions of the subordinated debt indenture and the subordinated debt securities to be issued under the indenture. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the subordinated debt securities are issued and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The specific terms of any series of subordinated debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The form of the indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the indenture, as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

In this section entitled “Description of Subordinated Debt Securities,” references to “the Company,” “we,” “our” and “us” refer only to Virginia Commerce Bancorp, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own the subordinated debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the subordinated debt securities registered in street name or in subordinated debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the subordinated debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

We may issue subordinated debt securities which will not be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a subordinated debt security, you are one of our unsecured creditors.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any coupons to these securities, will constitute part of our subordinated debt, will be issued under the indenture and will be contractually subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below under “Subordination Provisions.” Upon the occurrence of certain events of insolvency, the subordinated debt securities will be contractually subordinated to the prior payment in full of our “general obligations,” as defined under “Subordination Provisions.” The indenture does not limit our ability to incur additional senior or subordinated indebtedness.

The subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This is because we are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of subordinated debt securities to benefit indirectly from such distribution, is subject to superior claims. Claims on our subsidiary bank by creditors other than us include substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings, long-term debt and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the subordinated debt securities with respect to those assets will be subject to the contractual subordination of the subordinated debt securities.

We have issued and have outstanding junior subordinated debentures to certain financing trust affiliates pursuant to the Junior Subordinated Indenture, dated as of December 19, 2002, between Virginia Commerce Bancorp, Inc. and The Bank of New York, as Indenture Trustee (the “2002 Subordinated Indenture”), the Junior Subordinated Indenture, dated as of December 20, 2005, between Virginia Commerce Bancorp, Inc. and Wilmington Trust Company, as Trustee (the “2005 Subordinated Indenture”), and the Junior Subordinated Indenture, dated as of September 24, 2008, between Virginia Commerce Bancorp, Inc. and Wilmington Trust Company, as Indenture Trustee (the “2008 Subordinated Indenture”). The terms of the 2008 Subordinated Indenture prohibit us from issuing or becoming obligated on additional junior indebtedness unless such indebtedness, by its terms, is expressly stated to be either junior and subordinate or pari passu in all respects to our Junior Subordinated Debentures due 2038 issued pursuant to the 2008 Subordinated Indenture and we have notified (and, if then required under the applicable guidelines, have received approval from) the Federal Reserve Board.

The Subordinated Debt Indenture

Upon issuance, the subordinated debt securities will be governed by a document called an indenture. The indenture will be a contract between us and U.S. Bank National Association, which will initially act as trustee. The trustee has two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “Events of Default and Defaults;” and

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “Our Relationship with the Trustee” below for more information about the trustee.

We May Issue Many Series of Subordinated Debt Securities

We may issue as many distinct series of subordinated debt securities under the indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of the indenture allow us not only to issue subordinated debt securities with terms different from those of subordinated debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of subordinated debt securities and issue additional subordinated debt securities of that series. Most of the financial and other specific terms of your series are described in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your subordinated debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your subordinated debt security.

When we refer to a series of subordinated debt securities, we mean a series issued under the subordinated debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the subordinated debt security you purchase.

Amounts That We May Issue

The indenture does not limit the aggregate amount of subordinated debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue subordinated debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you. Any subordinated debt securities owned by us or any of our affiliates are not deemed to be outstanding.

In addition, pursuant to the 2002 Subordinated Indenture, the 2005 Subordinated Indenture and the 2008 Subordinated Indenture, we have issued and have outstanding, and may in the future issue additional, junior subordinated debentures to certain financing trust affiliates, which have issued capital securities guaranteed by us on the same subordinated basis as the junior subordinated debentures. The junior subordinated debentures and related guarantees generally rank equal to the subordinated debt securities. The terms debt securities and subordinated debt securities do not include the junior subordinated debentures or related guarantees.

We are not subject to financial or similar restrictions by the terms of the subordinated debt securities. The indenture does not contain any covenants designed to afford holders of the subordinated debt securities protection in the event of a highly leveraged transaction involving us.

Principal Amount, Stated Maturity and Maturity

The principal amount of a subordinated debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a subordinated debt security is its face amount.

The term “stated maturity” with respect to any subordinated debt security means the day on which the principal amount of your subordinated debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the subordinated debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a subordinated debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Governing Law

The indenture and the subordinated debt securities are governed by New York law.

Currency of Subordinated Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your subordinated debt security will be payable in United States dollars. You will have to pay for your subordinated debt securities by delivering the requisite amount for the principal to the underwriter or dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that dealer.

Types of Subordinated Debt Securities

We may issue any of the following three types of subordinated debt securities:

Fixed Rate Subordinated Debt Securities

A subordinated debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon subordinated debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

Each fixed rate subordinated debt security, except any zero coupon subordinated debt security, will bear interest from its original issue date or from the most recent date to which interest on the subordinated debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate subordinated debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate subordinated debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “Payment Mechanics for Subordinated Debt Securities in Registered Form.”

Floating Rate Subordinated Debt Securities

A subordinated debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your subordinated debt security is a floating rate subordinated debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate subordinated debt security will bear interest from its original issue date or from the most recent date to which interest on the subordinated debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate subordinated debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “Payment Mechanics for Subordinated Debt Securities in Registered Form.”

Calculation of Interest. Calculations relating to floating rate subordinated debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate subordinated debt security will name the institution that we have appointed to act as the calculation agent for that subordinated debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the subordinated debt security without your consent and without notifying you of the change.

For each floating rate subordinated debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate subordinated debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate subordinated debt security, the calculation agent will provide for that subordinated debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a subordinated debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate subordinated debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate subordinated debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate subordinated debt securities and its affiliates, and they may include our affiliates.

Indexed Subordinated Debt Securities

A subordinated debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed subordinated debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your subordinated debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed subordinated debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed subordinated debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed subordinated debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed subordinated debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed subordinated debt security and may exercise significant discretion in doing so.

Original Issue Discount Subordinated Debt Securities

A fixed rate subordinated debt security, a floating rate subordinated debt security or an indexed subordinated debt security may be an original issue discount subordinated debt security. A subordinated debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A subordinated debt security issued at a discount to its principal may, for United States federal income tax purposes, be considered an original issue discount subordinated debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Form of Subordinated Debt Securities

We will issue each subordinated debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Subordinated debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the subordinated debt securities represented by the global security. Those who own beneficial interests in a global subordinated debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance” below.

In addition, we will issue each subordinated debt security in registered form, without coupons, unless the conditions for issuance of bearer securities described under “Securities Issued in Bearer Form” are met and we choose to issue the subordinated debt security in bearer form. We describe bearer securities under “Securities Issued in Bearer Form” below. As we note in that section, some of the features that we describe in this section entitled “Description of Subordinated Debt Securities” may not apply to bearer securities.

Information in the Prospectus Supplement

Your prospectus supplement will describe the specific terms of your subordinated debt security, which will include some or all of the following:

•	any limit on the total principal amount of the subordinated debt securities of the same series;

•	the stated maturity;

•	the price at which we originally issue your subordinated debt security, expressed as a percentage of the principal amount, and the original issue date;

•

whether your subordinated debt security is a fixed rate subordinated debt security, a floating rate subordinated debt security or an indexed subordinated debt security and also whether it is an original issue discount subordinated debt security;

•	if your subordinated debt security is a fixed rate subordinated debt security, the yearly rate at which your subordinated debt security will bear interest, if any, and the interest payment dates;

•

if your subordinated debt security is a floating rate subordinated debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your subordinated debt security is an original issue discount subordinated debt security, the yield to maturity;

•

if your subordinated debt security is an indexed subordinated debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your subordinated debt security will be exchangeable for or payable in cash, securities or other property;

•

whether your subordinated debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue or make available your subordinated debt security in non-book-entry form;

•

whether and under what circumstances we will pay additional amounts on any subordinated debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the subordinated debt securities if we have to pay additional amounts;

•	whether the subordinated debt securities will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for the series of subordinated debt securities; and

•	any other terms of your subordinated debt security that are consistent with the provisions of the indenture, which other terms could be different from those described in this prospectus.

Your prospectus supplement will summarize specific financial and other terms of your subordinated debt security, while this prospectus describes terms that apply generally to all the subordinated debt securities. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your subordinated debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your subordinated debt securities. In addition, we will not be entitled to redeem your subordinated debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your subordinated debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your subordinated debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of subordinated debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your subordinated debt security will be redeemable at our option at any time on or after that date. If we redeem your subordinated debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your subordinated debt security is redeemed.

If your prospectus supplement specifies a repayment date, your subordinated debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any subordinated debt security, we will give to the trustee and the holder written notice of the principal amount of the subordinated debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Notices.”

If a subordinated debt security represented by a global subordinated debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global subordinated debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase subordinated debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Subordinated debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity, subject to the provisions of our Articles of Incorporation. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of subordinated debt securities, however, pursuant to the terms of the indenture, we may not take any of these actions unless all of the following conditions are met:

•

if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the due and punctual payment of the principal of, any premium, and interest on the subordinated debt securities of that series and the performance of our other covenants under the indenture;

•

immediately after giving effect to that transaction, no default or event of default under the subordinated debt securities of that series, and no event which, after notice or lapse of time or both, would become a default or an event of default under the subordinated debt securities of that series, has occurred and is continuing; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the trustee.

If the conditions described above are satisfied with respect to the subordinated debt securities of any series, we will not need to obtain the approval of the holders of those subordinated debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity or to acquire the assets of another entity substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any merger of another entity with one of our subsidiaries, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-United States entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your subordinated debt securities.

Subordination Provisions

The subordinated debt securities are subordinated in right of payment to the prior payment in full of all of our senior indebtedness and, under specified circumstances, to our general obligations. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness and general obligations will be entitled to receive payment in full of all amounts due or to become due to them before the holders of the subordinated debt securities will be entitled to receive any amounts under the subordinated debt securities. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.

These subordination provisions mean that if we are insolvent, a direct holder of our senior indebtedness may ultimately receive out of our assets more than a holder of the same amount of subordinated debt securities, and a senior creditor of ours that is owed a specific amount may ultimately receive more than a holder of the same amount of subordinated debt securities. The indenture does not limit our ability to incur senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities. The terms of the 2008 Subordinated Indenture do, however, prohibit us from issuing or becoming obligated on additional junior indebtedness unless certain conditions are met.

The indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any judicial proceeding is pending with respect to any such default; or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to repay that money to us.

Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations, which we define below, will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations after payment in full to the holders of senior indebtedness, before any amount is made available for payment or distribution to the holders of any subordinated debt security. However, upon the occurrence of a termination event, which we define below, such subordination to the creditors in respect of general obligations will become null and void and have no further effect.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

The indenture defines “senior indebtedness” as:

•

the principal, premium, if any, and interest in respect of our indebtedness for all borrowed and purchased money and indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by us;

•	all our capital lease obligations;

•	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any title retention agreement;

•

all our obligations for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

•	all our obligations associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements;

•

all obligations of the type referred to in the foregoing bullets of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise including, without limitation, similar obligations arising from off-balance sheet guarantees and direct credit substitutes; and

•

all obligations of the type referred to in the foregoing bullets of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us), whether incurred on or prior to the date of the indenture or after such date.

However, “senior indebtedness” does not include:

•	the subordinated debt securities;

•	our trade accounts payable arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the subordinated debt securities);

•

any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities, including our indebtedness issued pursuant to the 2002 Subordinated Indenture, the 2005 Subordinated Indenture and the 2008 Subordinated Indenture; or

•

obligations with respect to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the subordinated debt securities, and we, prior to the issuance of such obligations, have notified (and, if required, have received approval from) the Federal Reserve Board.

The indenture defines “general obligations” as all our obligations to make payments on account of claims of general creditors, other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of the subordinated debt securities and indebtedness for money borrowed ranking on an equal basis with or junior to the subordinated debt securities.

However, if the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) promulgates any rule or issues any interpretation defining or describing the term “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of “senior indebtedness” as described above, then the term “general obligations” will mean such obligations as defined or described in the first such rule or interpretation, other than obligations as described immediately above in bullet points.

“Termination event” means the promulgation of any rule or regulation or the issuance of any interpretation of the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) that:

•

defines or describes the terms “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of “senior indebtedness” without regard to any of our other obligations;

•	permits us to include the subordinated debt securities in our capital if they were subordinated in right of payment to the senior indebtedness without regard to any of our other obligations;

•

otherwise eliminates the requirement that subordinated debt of a bank holding company and its subsidiaries must be subordinated in right of payment to the claims of its general creditors in order to be included in capital; or

•	causes the subordinated debt securities to be excluded from capital notwithstanding the provisions of the indenture.

Termination event also means any event that results in our not being subject to capital requirements under the rules, regulations or interpretations of the Federal Reserve Board (or other federal banking supervisor).

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each subordinated debt security that is not a floating rate or indexed subordinated debt security.

Full Defeasance

If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any subordinated debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	we must deposit in trust for the benefit of all holders of those subordinated debt securities a combination of money and United States government or United States government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, will generate enough cash to make interest, principal and any other payments on those subordinated debt securities on their various due dates;

•

there must be a change in current United States federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to recognize gain or loss for federal income tax purposes as a result of such deposit and full defeasance to be effected with respect to such securities or be taxed on those subordinated debt securities any differently than if such deposit and full defeasance were not to occur;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

•

we must confirm that neither the subordinated debt securities nor any securities of the same series, if listed on any securities exchange, will be delisted as a result of depositing such amount in trust;

•

no default or event of default, as defined below and as applicable under the indenture for such series of securities, shall have occurred and be continuing at the time of such deposit or, with regard to an event of default relating to certain events of bankruptcy, insolvency, reorganization or the appointment of a receiver by us or our subsidiary bank, on the date of the deposit referred to above or during the 90 days after that date;

•

such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all securities are in default within the meaning of the Trust Indenture Act;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument by which we are bound;

•

such defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered or exempt from registration thereunder;

•

no event or condition may exist that, under the provisions described under “Subordination Provisions” above, would prevent us from making payments of interest, principal and any other payments on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an officers’ certificate and a legal opinion of our counsel confirming that all conditions precedent with respect to such defeasance described above have been complied with.

If we ever fully defease your subordinated debt security, you will need to rely solely on the trust deposit for payments on your subordinated debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current United States federal tax law, we can make the same type of deposit described above and be released from certain covenants relating to your subordinated debt security as provided for in the indenture or described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those covenants. You would be released from the subordination provisions on your subordinated debt security described under “Subordination Provisions” above. In order to achieve covenant defeasance for any subordinated debt securities, we must satisfy substantially the same conditions specified above for full defeasance, except with regard to the second bullet point above, which for covenant defeasance requires only a legal opinion of our counsel delivered to the trustee confirming that the holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to such securities or be taxed on those subordinated debt securities any differently than if such deposit and covenant defeasance were not to occur.

If we accomplish covenant defeasance with regard to your subordinated debt security, the following provisions, among others, of the indenture and your subordinated debt security would no longer apply:

•	any covenants that your prospectus supplement may state are applicable to your subordinated debt security;

•	the events of default resulting from a breach of covenants, described below under “Events of Default and Defaults;” and

•	the subordination provisions described under “Subordination Provisions” above.

If we accomplish covenant defeasance on your subordinated debt security, you can still look to us for repayment of your subordinated debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your subordinated debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Events of Default and Defaults

You will have special rights if an event of default with respect to your subordinated debt security occurs and is not cured, as described in this subsection.

When we refer to an event of default with respect to any series of subordinated debt securities, we mean:

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or our subsidiary bank.

When we refer to a default with respect to any series of subordinated debt securities, we mean:

•	failure to pay principal of or any premium on any subordinated debt security of that series when due;

•	failure to pay any interest on any subordinated debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any subordinated debt security of that series;

•

failure to perform any other covenant in the indenture and that failure continues for 90 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities;

•	any event of default; and

•	any other default provided with respect to subordinated debt securities of that series which will be described in the applicable prospectus supplement for that series.

Remedies upon an Event of Default or Default

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities may accelerate the maturity of such subordinated debt securities. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities may, under circumstances set forth in the indenture, rescind the acceleration if we have deposited monies on account of certain overdue amounts with the trustee.

If a default occurs that is not also an event of default with respect to the subordinated debt securities, neither the trustee nor the holders of subordinated debt securities may act to accelerate the maturity of the subordinated debt securities. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities, and if the default relates to our failure to make any payment of interest when due and payable and such default continues for a period of 30 days or such default is made in the payment of the principal or any premium at its maturity, then the trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the subordinated debt securities issued thereunder, unless the holders of such subordinated debt securities shall have offered to the trustee indemnity satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

•	you must have given the trustee written notice of a continuing event of default or defaults;

•

the holders of at least 25% of the aggregate principal amount of all outstanding subordinated debt securities of your series must make a written request of the trustee at its corporate trust office to take action because of the event of default or default, as the case may be, and must have offered to the trustee indemnification satisfactory to the trustee against the cost, liabilities and expenses of taking such action;

•	the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification; and

•	no contrary notice shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the subordinated debt securities of your series.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a security on or after the due dates for such payments.

We will furnish to the trustee, as soon as possible and in any event within five business days of when we become aware of the occurrence of any event of default or an event which, with notice or the lapse of time or both, would constitute an event of default, a statement setting forth the details of such event of default or default and the action which we propose to take with respect to such default or event of default.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance” below.

Modification of the Indenture and Waiver of Covenants

Certain limited modifications of the indenture may be made without the necessity of obtaining the consent of the holders of the subordinated debt securities. Other modifications and amendments of the indenture may be made with the consent of the holders of a majority in principal amount of the outstanding subordinated debt securities of each series affected by those modifications and amendments. However, a modification or amendment affecting securities issued under the indenture requires the consent of the holder of each outstanding subordinated debt security under the indenture if it would:

•	change the stated maturity of the principal or interest of any security;

•	reduce the principal amounts of, any premium or interest on, any security or change the currency in which any such amounts are payable;

•	change the place of payment on a security;

•	impair the right to institute suit for the enforcement of any payment on any security on or after its stated maturity or redemption date;

•	reduce the percentage of holders whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify the provisions with respect to subordination of the subordinated debt securities in a manner adverse to the holders of those securities; or

•	modify the provisions dealing with modification and waiver of the indenture.

In addition, no modification or amendment to the indenture that affects the superior position of the holders of senior indebtedness shall be effective against any holder of senior indebtedness unless the holder shall have consented to the modification or amendment.

The holders of a majority of principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding subordinated debt securities of any series may, on behalf of the holders of all securities of that series, waive any past default, except a default in the payment of principal or interest, and defaults in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding subordinated debt security affected.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding subordinated debt securities that are entitled to take any action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of the subordinated debt securities. If a record date is set for any action to be taken by holders of subordinated debt securities, such action may be taken only by persons who are holders of outstanding subordinated debt securities on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it sets the record date). This period may be shortened or lengthened (but not beyond 180 days) from time to time.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or any subordinated debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Subordinated Debt Securities Are Eligible

Only holders of outstanding subordinated debt securities of the applicable series will be eligible to participate in any action by holders of subordinated debt securities of that series. Also, we will count only outstanding subordinated debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a subordinated debt security will not be “outstanding:”

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “Defeasance and Covenant Defeasance—Full Defeasance;” or

•	if we or one of our affiliates is the beneficial owner.

Eligible Principal Amount of Some Subordinated Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a subordinated debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount increases over time or is not to be fixed until maturity.

For any subordinated debt security of the kind described below, we will decide how much principal amount to attribute to the subordinated debt security as follows:

•

for an original issue discount subordinated debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the subordinated debt security were accelerated to that date because of a default; or

•

for a subordinated debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that subordinated debt security. The principal amount of a subordinated debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

Form, Exchange and Transfer of Subordinated Debt Securities in Registered Form

If any subordinated debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in your prospectus supplement:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their subordinated debt securities for subordinated debt securities of smaller denominations or combined into fewer subordinated debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their subordinated debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated subordinated debt securities at that office. We have appointed the trustee to act as our agent for registering subordinated debt securities in the names of holders and transferring and replacing subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their subordinated debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any subordinated debt securities.

If we have designated additional transfer agents for your subordinated debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the subordinated debt securities of any series are redeemable and we redeem less than all those subordinated debt securities, we may block the transfer or exchange of those subordinated debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any subordinated debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any subordinated debt security being partially redeemed.

If a subordinated debt security is issued as a registered global subordinated debt security, only the depositary, Euroclear and Clearstream, Luxembourg, as applicable, will be entitled to transfer and exchange the subordinated debt security as described in this subsection, since it or they will be the sole holder of the subordinated debt security.

The rules for exchange described above apply to exchange of subordinated debt securities for other subordinated debt securities of the same series and kind. If a subordinated debt security is convertible, exercisable or exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Subordinated Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a subordinated debt security on an interest payment date, we will pay the interest to the person in whose name the subordinated debt security is registered at the close of business on the regular record date relating to the interest payment date as described under “Payment and Record Dates for Interest” below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the subordinated debt security. If principal or another amount besides interest is due on a subordinated debt security at maturity, we will pay the amount to the holder of the subordinated debt security against surrender of the subordinated debt security at a proper place of payment or, in the case of a global subordinated debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

The applicable prospectus supplement will specify the dates on which interest on any fixed rate subordinated debt security will be payable and the regular record dates relating to the interest payment dates. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Business Day. The term “business day” means, for any subordinated debt security, a day that meets all the following applicable requirements:

•

for all subordinated debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Arlington, Virginia or New York City generally are authorized or required by law or executive order to close;

•

if the subordinated debt security is a floating rate subordinated debt security whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•

if the subordinated debt security either is a floating rate subordinated debt security whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate subordinated debt security whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•

if the subordinated debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•

if the subordinated debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due

We will follow the practice described in this subsection when paying amounts due on the subordinated debt securities. All amounts due will be paid in United States dollars.

Payments on Global Subordinated Debt Securities. We will make payments on a global subordinated debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global subordinated debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—Special Consideration for Global Securities.”

Payments on Non-Global Subordinated Debt Securities. We will make payments on a subordinated debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the subordinated debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global subordinated debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the subordinated debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the subordinated debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their subordinated debt securities.

Payment When Offices Are Closed

If any payment is due on a subordinated debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any subordinated debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices subordinated debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed U.S. Bank National Association, at its principal office in Richmond, Virginia, as the paying agent for the subordinated debt securities. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global subordinated debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of subordinated debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

U.S. Bank National Association is initially serving as the trustee for the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any subordinated debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign under the indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

L EGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable depositary or warrant agent or other third party employed by us or any of the foregoing, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an instrument defining the rights of security holders, to relieve us of the consequences of a breach or of our or its obligation to comply with a particular provision of such an instrument or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the legal holders.

Special Considerations For Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless specified otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”), will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a legal holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable agent have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and any applicable agent also will not supervise the depositary in any way.

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

•	There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable depositary or warrant agent that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not the Company or any applicable agent, is responsible for deciding the names of the institutions that will be the initial direct holders.

SECURITIES ISSUED IN BEARER FORM

We may issue securities in bearer, rather than registered, form. If we do so, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to subordinated debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

If we issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•

the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “Extensions for Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “United States Tax Certificate Required.”

Unless we say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, those who own beneficial interests in the global bearer securities may be unable to resell their interests into the United States or to or for the account or benefit of a United States person until the 40th day after the additional securities have been distributed and sold.

United States Tax Certificate Required

We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary global bearer security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in that portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “Limitations on Issuance of Bearer Subordinated Debt Securities;”

•

is a foreign branch of a United States financial institution, as defined in applicable Treasury regulations, purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations under that section; or

•

is a financial institution holding for purposes of resale during the “restricted period,” as defined in Treasury regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless and until we or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer securities. We describe these below under “Limitations on Issuance of Bearer Subordinated Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form will not be registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, by the common depositary on their behalf and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, the trustee nor any agent will recognize any owner of beneficial interests as a holder. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, communications or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own a beneficial interest in a global bearer security, you must look only to Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if applicable, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons, unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If any bearer securities are listed on the Luxembourg Stock Exchange and that Exchange’s rules require, then as long as those securities are listed on that Exchange, we will give notices to holders of bearer securities by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not so required or is not practical, the publication will be made elsewhere in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. A notice will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

Limitations on Issuance of Bearer Subordinated Debt Securities

In compliance with United States federal income tax laws and regulations, bearer subordinated debt securities, including bearer subordinated debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by Treasury regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer subordinated debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer subordinated debt securities or during the restricted period, offer, sell, resell or deliver, directly or indirectly, any bearer subordinated debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer subordinated debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer subordinated debt securities.

We will not issue bearer subordinated debt securities under which the holder has a right to purchase bearer subordinated debt securities in non-global form. Upon the holder’s purchase of any underlying bearer subordinated debt securities, those bearer subordinated debt securities will be issued in temporary global bearer form and will be subject to the provisions described above relating to bearer global securities.

We will make payments on bearer subordinated debt securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer subordinated debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer subordinated debt security or coupon.

As used in this section entitled “Securities Issued in Bearer Form,” “United States person” means:

•	a citizen or resident of the United States for United States federal income tax purposes;

•

a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury regulations.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of such securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

If underwriters are used in an offering of securities, such offered securities may be resold in one or more transactions:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Stock Market (Global Select) in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

If required, each prospectus supplement relating to an offering of securities will state the terms of the offering, including, but not limited to:

•	the names of any underwriters, dealers, or agents;

•	the public offering or purchase price of the securities and the net proceeds that we will receive from the sale;

•	any underwriting discounts and commissions or other items constituting underwriters’ compensation;

•	any discounts, commissions, or fees allowed or paid to dealers or agents; and

•	any securities exchange on which the offered securities may be listed.

If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities offered by such prospectus supplement, they will be required to purchase all of such offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of warrants in the course of hedging the positions they assume. We may also sell short the common stock issuable upon exercise of warrants and deliver common stock to close out short positions, or loan or pledge the preferred stock or the common stock issuable upon exercise of warrants to broker-dealers that in turn may sell the securities.

Our aggregate proceeds from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us in amounts to be negotiated immediately prior to the sale. In compliance with the requirements of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum commission, discount or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

In offering the securities, we may and any broker-dealers who execute sales for us may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by us and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, any securities covered by this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus.

Under agreements entered into with us, underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make. The underwriters, agents, and their affiliates may engage in financial or other business transactions with us and our subsidiaries in the ordinary course of business.

VALIDITY OF THE COVERED SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered pursuant to this prospectus will be passed upon for us by Troutman Sanders LLP, Richmond, Virginia. The opinion of Troutman Sanders LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by us and our Board of Directors in connection with the issuance and sale of any particular series of the securities, the specific terms of the securities and other matters which may affect the validity of the securities but which cannot be ascertained on the date of such opinion. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated balance sheets of Virginia Commerce Bancorp, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, included in our annual report on Form 10-K for the year ended December 31, 2009 and incorporated by reference herein, have been incorporated by reference herein in reliance upon the reports of Yount, Hyde & Barbour, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

$75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

SANDLER O’NEILL + PARTNERS, L.P.

STIFEL NICOLAUS WEISEL

                    , 2010